Filed pursuant to Rule 424(b)(5)
Registration Statement Nos. 333-262924
333-262924-01

The information in this preliminary prospectus supplement is not complete and may be changed. Neither this preliminary prospectus supplement nor the accompanying prospectus is an offer to sell these securities nor does it solicit offers to buy these securities in any jurisdiction where such offer or sale is not permitted.

Subject to completion, dated September 13, 2024

Prospectus Supplement to Prospectus dated November 15, 2022

$

Voya Financial, Inc.

% Senior Notes due 20

Guaranteed by

Voya Holdings Inc.

We are offering $     aggregate principal amount of our  % Senior Notes due 20 (the “Notes”). The Notes are fully, irrevocably and unconditionally guaranteed by Voya Holdings Inc. (“Voya Holdings” or the “Guarantor”) (such guarantee, the “Guarantee”).

We will pay interest on the Notes semi-annually in arrears on      and      of each year, beginning on     , 2025. The Notes will mature on     , 20 .

The Notes will be senior unsecured obligations of Voya Financial, Inc. and rank equally with all of Voya Financial, Inc.’s other existing and future unsubordinated indebtedness. The Guarantee will be a senior unsecured obligation of Voya Holdings and any other Subsidiary Guarantor (as defined herein) and rank equally with all of the Subsidiary Guarantors’ respective other senior unsecured indebtedness from time to time outstanding.

We may redeem the Notes at our option, in whole or in part, at any time and from time to time, at the applicable redemption price described herein under “Description of Notes—Optional Redemption.”

The Notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the Notes on any securities exchange or arrange for quotation of the Notes on any automated quotation system.

Investing in the Notes involves risk. See “Risk Factors” beginning on page S-5 of this prospectus supplement and in “Item 1A. Risk Factors” of our 2023 Form 10-K (as defined herein) for a discussion of matters to consider in connection with an investment in the Notes.

	Public Offering Price(1)		Underwriting Discount		Proceeds Before Expenses to Voya Financial, Inc.
Per Note		%		%		%
Total	$		$		$

(1)	Plus accrued interest, if any, from , 2024, if settlement occurs after that date.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the Notes in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants, including Clearstream Banking, société anonyme (“Clearstream”), and Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), against payment in New York, New York on     , 2024.

Joint Book-Running Managers

Goldman Sachs & Co. LLC	BofA Securities	J.P. Morgan	Morgan Stanley

Prospectus Supplement dated     , 2024

Prospectus Supplement

Prospectus

Voya Financial, Inc. (referred to in this paragraph as the “Company”) and Voya Holdings are responsible for the information contained and incorporated by reference in this prospectus supplement and the accompanying prospectus. The Company and Voya Holdings have not, and the underwriters have not, authorized anyone to provide any other information or to make any representations other than those contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. The Company, Voya Holdings and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement is an offer to sell the Notes only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement, the accompanying prospectus and in the documents incorporated herein or therein by reference is accurate only as of the date of the document containing the information. Our business, financial condition, results of operations and prospects may have changed since those respective dates.

S-i

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents which we incorporate by reference into this prospectus supplement or the accompanying prospectus contain forward-looking statements.

Forward-looking statements include statements relating to future developments in our business or expectations for our future financial performance and any statement not involving a historical fact. Forward-looking statements use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. Actual results, performance or events may differ materially from those projected in any forward-looking statement due to, among other things, (i) global market risks, including general economic conditions, our ability to manage such risks and interest rates; (ii) liquidity and credit risks, including financial strength or credit ratings downgrades, requirements to post collateral, and availability of funds through dividends from our subsidiaries or lending programs; (iii) strategic and business risks, including our ability to maintain market share, achieve desired results from our acquisitions and dispositions, or otherwise manage our third-party relationships; (iv) investment risks, including the ability to achieve desired returns or liquidate certain assets; (v) operational risks, including cybersecurity and privacy failures and our dependence on third parties; and (vi) tax, regulatory and legal risks, including limits on our ability to use deferred tax assets, changes in law, regulation or accounting standards, and our ability to comply with regulations. Factors that may cause actual results to differ from those in any forward-looking statement also include those described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Trends and Uncertainties” in our Annual Report on Form 10-K for the year ended December 31, 2023 and the other filings we make with the SEC, in each case that are incorporated by reference into this prospectus supplement or the accompanying prospectus.

The risk factors included here are not exhaustive. Current Reports on Form 8-K and other documents filed with the SEC include additional factors that could affect our businesses and financial performance. Moreover, we operate in a rapidly changing and competitive environment. New risks emerge from time to time, and it is not possible for management to predict all such risks.

S-ii

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC the registration statement on Form S-3 (File No. 333-262924) relating to the Notes. This prospectus supplement is part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus supplement to a contract or other document, please be aware that the reference is not necessarily complete and that you should refer to the exhibits that are part of the registration statement for a copy of the contract or other document.

We are subject to the reporting and information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, as a result, we file periodic and current reports, proxy statements and other information with the SEC. We make our periodic reports and other information filed with or furnished to the SEC available, free of charge, through our website at investors.voya.com as soon as reasonably practicable after those reports and other information are filed with or furnished to the SEC. We have included our website address only as an inactive textual reference and do not intend it to be an active link to our website. Except for the documents specifically incorporated by reference into this prospectus supplement, the information contained on, or that can be accessed through, our website is not part of, and is not incorporated into, this prospectus supplement. SEC filings are also available to the public at the SEC’s website at www.sec.gov. We have included the SEC’s website address only as an inactive textual reference and do not intend it to be an active link to its website. The information contained on the SEC’s website is not incorporated by reference into this prospectus supplement or the accompanying prospectus and should not be considered to be part of this prospectus supplement or the accompanying prospectus, except as described in the following paragraph.

The SEC allows us to “incorporate by reference” into this prospectus supplement and prospectus certain information we file with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus. Certain information that we subsequently file with the SEC will automatically update and supersede information in this prospectus supplement and in our other filings with the SEC. We incorporate by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement (except for information in those filings that is “furnished” to, rather than “filed” with, the SEC, such as information furnished pursuant to Items 2.02 or 7.01 of Form 8-K), until the termination of the offering of securities by this prospectus supplement and the accompanying prospectus:

(1) Annual Report on Form  10-K for the fiscal year ended December 31, 2023, filed on February 23, 2024 (the “2023 Form 10-K”);

(2) Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed on May 6, 2024, and for the quarter ended June 30, 2024, filed on August 1, 2024 (the “2024 Second Quarter Form 10-Q”);

(3) Current Reports on Form 8-K filed on January  10, 2024, January  12, 2024, May  24, 2024, as amended on July  26, 2024, July 8,  2024, September  4, 2024 and September 13, 2024; and

(4) Portions of Definitive Proxy Statement on Schedule 14A, filed on April 11, 2024 that are incorporated by reference into Part III of our 2023 Form 10-K.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon his, her or its written or oral request, a copy of any or all of the reports or documents referred to above that have been incorporated by reference into this prospectus supplement or the accompanying prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request these documents from our Investor Relations Department, 230 Park Avenue, New York, New York 10169, telephone 212-309-8999, or you may obtain them from our corporate website at investors.voya.com. We have included our website address only as an inactive textual reference and do not intend it to be an active link to our website. Except for the documents specifically incorporated by reference into this prospectus supplement, information contained on our website or that can be accessed through our website does not constitute a part of this prospectus supplement or the accompanying prospectus.

S-iii

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which describes more general information regarding Voya Financial, Inc.’s securities, some of which does not apply to this offering. This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 (File No. 333-262924), that we filed with the SEC using the SEC’s shelf registration rules. You should read both this prospectus supplement and the accompanying prospectus, together with additional information incorporated by reference herein and therein as described under the heading “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus.

Unless the context otherwise requires, we use in this prospectus supplement the term “Voya Financial, Inc.” to refer to Voya Financial, Inc., a Delaware corporation, we use the terms “Voya Holdings” and the “Guarantor” to refer to Voya Holdings Inc., a Connecticut corporation and our wholly owned subsidiary, and we use the terms “Voya Financial,” “Company,” “we,” “us” and “our” to refer to Voya Financial, Inc. together with its consolidated subsidiaries, unless otherwise indicated or the context otherwise requires.

On April 7, 2014, we changed our name from “ING U.S., Inc.” to “Voya Financial, Inc.,” and on September 1, 2014 the Guarantor changed its name from “Lion Connecticut Holdings Inc.” to “Voya Holdings Inc.” Accordingly, all references to “ING U.S., Inc.” or “Lion Connecticut Holdings Inc.” in the documents incorporated by reference herein or in the Indenture (as defined herein) shall be deemed to refer to Voya Financial, Inc. and Voya Holdings Inc., respectively.

If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement. The information contained in this prospectus supplement or the accompanying prospectus or in the documents incorporated by reference herein and therein is only accurate as of their respective dates.

S-iv

SUMMARY

This summary may not contain all the information that may be important to you. This summary should be read together with this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein, including the risk factors and the financial statements and related notes, before making an investment decision, as well as “Risk Factors” in our 2023 Form 10-K.

About Voya Financial, Inc.

We are a leading provider of workplace benefits and savings solutions and technologies to U.S. employers, enabling better financial outcomes for their employees and for those who depend on their employees through our retirement solutions, retail wealth services, and comprehensive portfolio of benefits products. We are also a leading international asset manager, built on a foundation of institutional-quality fixed income and private asset strategies, with a well-established presence in U.S. markets and a large and growing business managing retail and institutional equity, fixed income, and blended strategies for clients in Europe and Asia. Voya Holdings, the Guarantor, is a wholly owned subsidiary of the Company.

Our principal executive office is located at 230 Park Avenue, New York, New York 10169 and our telephone number is 212-309-8200.

Recent Developments

On September 11, 2024, we announced a definitive agreement to acquire the full-service retirement recordkeeping business of OneAmerica Financial Partners, Inc. We believe the acquisition adds scale and a broader set of capabilities to our full-service business in Wealth Solutions, including incremental assets in attractive emerging and mid-market segments, employee stock ownership plan (ESOP) capabilities, and new opportunities for distribution partnerships.

The transaction is expected to close on January 1, 2025, subject to customary closing conditions, including regulatory approvals. We intend to fund the upfront consideration, risk based capital on general account business, and integration and transaction expenses with existing excess capital, which was $0.4 billion as of June 30, 2024. Deferred consideration of up to $160 million is payable as early as the second quarter of 2026, contingent on plan persistency and transition incentives.

The Offering

Issuer	Voya Financial, Inc., a Delaware corporation.

Guarantor	Voya Holdings Inc., a Connecticut corporation.

Securities Offered	$ aggregate principal amount of % Senior Notes due 20 .

Maturity Date	, 20 .

Interest	The Notes will accrue interest at % per annum, payable semi-annually in arrears on each and (or, if such day is not a business day on the next succeeding business day, without any interest or other payment in respect of any such delay), beginning on , 2025. Interest will accrue from , 2024.

Subsidiary Guarantee	The Notes are fully, irrevocably and unconditionally guaranteed on a senior unsecured basis by Voya Holdings and any other of the Company’s domestic subsidiaries (any such subsidiary, together with Voya Holdings, a “Subsidiary Guarantor”) that becomes a borrower or guarantor under the Fourth Amended and Restated Revolving Credit Agreement dated as of May 1, 2023 (the “Revolving Credit Agreement”) among the Company, Bank of America, N.A., as administrative agent, swing line lender, fronting L/C issuer and several L/C agent and the lenders from time to time party thereto, as the Revolving Credit Agreement may be amended, replaced, refinanced, amended and restated, supplemented or otherwise modified from time to time. Currently, no other subsidiary of the Company is expected to guarantee the Notes.

The guarantee of a Subsidiary Guarantor, except for Voya Holdings, will terminate if such Subsidiary Guarantor is permanently released from its guarantee under the Revolving Credit Agreement.

Ranking	The Notes will be senior unsecured obligations of Voya Financial, Inc. and rank equally in right of payment with all of Voya Financial, Inc.’s existing and future unsecured and unsubordinated indebtedness.

The Guarantee will be a senior unsecured obligation of Voya Holdings and any other Subsidiary Guarantor and will rank equally in right of payment with all of the Subsidiary Guarantors’ respective other senior unsecured indebtedness from time to time outstanding.

The Notes will be effectively subordinated to all existing and future indebtedness and other obligations of our subsidiaries, other than Voya Holdings and any other Subsidiary Guarantor.

Optional Redemption	Prior to , 20 ( months prior to their maturity date) (the “Par Call Date”), we may redeem the Notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)

(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate plus     basis points less (b) interest accrued to the date of redemption, and

(2)	100% of the principal amount of the Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the Par Call Date, we may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon to the redemption date. See “Description of Notes—Optional Redemption.”

Certain Covenants	The provisions of the Indenture (as defined herein) governing the Notes will, among other things, limit our ability to:

•	create liens;

•	dispose of stock of certain subsidiaries; and

•	merge, consolidate or sell assets.

These covenants are subject to a number of important exceptions. See “Description of Notes—Restrictive Covenants.”

Events of Default	The provisions of the Indenture governing the Notes provide that certain events will constitute an event of default with respect to the Notes. See “Description of Notes—Events of Default, Notice and Waiver.”

Use of Proceeds	We expect that the net proceeds of this offering will be approximately $ , after deducting the underwriting discount to the underwriters and estimated expenses of this offering payable by us. We intend to use the net proceeds from this offering for general corporate purposes, which may include repayment at maturity of the $400 million outstanding principal amount of our 3.976% Senior Notes due February 15, 2025. See “Use of Proceeds.”

Form and Denomination	The Notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Notes will be represented by one or more global securities registered in the name of

Cede & Co., as nominee for The Depositary Trust Company (“DTC”). Beneficial interests in the Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in the global securities through either DTC (in the United States), or Clearstream or Euroclear (in Europe), if they are participants in those systems, or indirectly through organizations which are participants in those systems. We will issue certificated Notes only in the limited circumstances described under “Legal Ownership and Book-Entry Issuance of Debt Securities” in the accompanying prospectus.

Absence of a Public Market for the Notes	The Notes will be a new issue of securities for which currently there is no established trading market. We do not intend to apply for listing of the Notes on any securities exchange or to arrange for quotation of the Notes on any automated quotation system. Accordingly, there can be no assurance as to the development or liquidity of any market for the Notes. See “Risk Factors—Risks Related to the Notes—The secondary market for the Notes may be illiquid.”

Trustee	U.S. Bank Trust Company, National Association.

Governing Law	The Indenture, the Notes and the Guarantee will be governed by and construed in accordance with the laws of the State of New York.

Risk Factors	Before investing in the Notes, you should carefully consider all of the information in this prospectus supplement and the accompanying prospectus and incorporated by reference herein or therein, including the discussions under “Risk Factors” beginning on page S-5 and in “Risk Factors” in our 2023 Form 10-K, which is incorporated by reference herein.

RISK FACTORS

Investing in the Notes involves risks. You should carefully consider each of the risk factors below, in “Risk Factors” in our 2023 Form 10-K, as well as other information included in this prospectus supplement and the accompanying prospectus, or incorporated by reference into this prospectus supplement or the accompanying prospectus, before you decide to purchase the Notes. Additional risks and uncertainties of which we are not presently aware or that we currently deem immaterial could also affect our business operations, financial condition and results of operations. If any of these risks actually occur, our business, financial condition and results of operations could be materially affected. As a result, you could lose part or all of your investment in the Notes. See “Note Regarding Forward-Looking Statements.”

Risks Related to the Notes

Our holding company structure and Voya Holdings’ holding company structure results in structural subordination of the Notes and Guarantee and may affect our and its ability to make payments on the Notes and Guarantee.

Because we and the Guarantor are each a holding company, our right to participate in any distribution of assets of any of our subsidiaries, upon the subsidiary’s liquidation or reorganization or otherwise, is subject to the prior claims of its creditors, except to the extent that we may be recognized as a creditor of that subsidiary. The applicable insurance laws of the jurisdiction where each of our insurance subsidiaries is domiciled would govern any proceedings relating to that insurance subsidiary. The insurance authority of that jurisdiction would act as a liquidator or rehabilitator for the subsidiary. Both creditors and policyholders of the subsidiary would be entitled to payment in full from the subsidiary’s assets before we, as a shareholder, would be entitled to receive any distribution from the subsidiary which we might apply to make payments of principal and interest on the Notes or other indebtedness.

Accordingly, our obligations under the Notes will be effectively subordinated to all existing and future indebtedness and liabilities of our subsidiaries, including liabilities under contracts of insurance and annuities written by our insurance subsidiaries, and you, as holders of Notes, should look only to our assets for payment under the Notes.

The secondary market for the Notes may be illiquid.

The Notes are a new issue of securities with no established trading market. We do not intend to apply to list the Notes on any securities exchange or to arrange for quotation of the Notes on any automated dealer quotation system. We cannot give any assurance as to the liquidity of any trading market for the Notes. The lack of a trading market could adversely affect your ability to sell your Notes and the price at which you may be able to sell your Notes.

Changes in our credit ratings, the debt markets or other factors could adversely affect the market price of the Notes.

The market price for the Notes depends on many factors, including, among other things:

•	our credit ratings with major credit rating agencies, including with respect to the Notes;

•	the prevailing interest rates being paid by other companies similar to us;

•	our operating results, financial condition, financial performance and future prospects; and

•

economic, financial, political, geopolitical, regulatory and judicial events that affect us, the industries and markets in which we are doing business and the financial markets generally, including continuing uncertainty about the United States economy and other key economies, and sovereign credit concerns in Europe and other key economies.

The price of the Notes may be adversely affected by unfavorable changes in these factors. The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future. Such fluctuations could have an adverse effect on the market price of the Notes.

In addition, credit rating agencies continually review their ratings for the companies that they follow, including us. The credit rating agencies also evaluate the insurance industry as a whole and may change our credit rating based on their overall view of our industry. A negative change in our rating could have an adverse effect on the market price of the Notes.

The Notes will be effectively subordinated to any of Voya Financial, Inc.’s and Voya Holdings’ future secured debt.

The Notes will be Voya Financial, Inc.’s senior unsecured obligations and will rank equally in right of payment with all of its existing and future unsecured and unsubordinated indebtedness. The Guarantee will be Voya Holdings’ senior unsecured obligation and will rank equally in right of payment with all of Voya Holdings’ existing and future unsecured and unsubordinated indebtedness. Both Voya Financial, Inc. and Voya Holdings may incur secured indebtedness in the future, subject to the covenant described under “Description of Notes—Restrictive Covenants—Limitation on Liens.” That covenant, however, only limits Voya Financial, Inc.’s and Voya Holdings’ ability to incur indebtedness that is secured by a lien on the capital stock of certain subsidiaries, and does not prevent our granting liens over other assets. The Notes will effectively rank junior to any such secured indebtedness to the extent of the assets securing such indebtedness. In the event of Voya Financial, Inc.’s and Voya Holdings’ bankruptcy, liquidation, reorganization or other winding up, assets that secure indebtedness will be available to pay obligations on the Notes only after all such secured indebtedness has been repaid in full from such assets. As a result, there may not be sufficient assets remaining to pay amounts due on any or all of the Notes then outstanding.

The Notes do not restrict our ability to incur additional debt, repurchase our securities, experience a change of control or take other actions that could negatively impact holders of Notes.

We are not restricted under the terms of the Notes or the Indenture from incurring additional debt or repurchasing our securities. In addition, the Indenture does not contain any covenants which require us to achieve or maintain any minimum financial results relating to our results of operations or financial condition. Further, the Indenture does not obligate us to offer to repurchase the Notes in the event we experience a change of control, even a change of control involving a leveraged recapitalization. Our ability to recapitalize, incur additional debt and take a number of other actions that are not limited by the terms of the Notes could have the effect of diminishing our ability to make payments on the Notes when due.

Because a Subsidiary Guarantor’s liability under its guarantee may be reduced to zero, avoided or released under certain circumstances, you may not receive any payments from Voya Holdings or any other future Subsidiary Guarantor.

The Notes have the benefit of the Guarantee, on a senior unsecured basis, by Voya Holdings. However, the Guarantee by Voya Holdings is limited to the maximum amount that Voya Holdings is permitted to guarantee under applicable law. As a result, Voya Holdings’, or any other future Subsidiary Guarantor’s, liability under its guarantee could be reduced to zero, depending upon the amount of other obligations of such Subsidiary Guarantor. A court could also find any such limitation on the maximum amount of a guarantee to be ineffective or unenforceable and, under federal and state fraudulent conveyance statutes, void the obligations under the guarantee or further subordinate it to all other obligations of the relevant Subsidiary Guarantor.

Fraudulent conveyance laws could void our obligations under the Notes or the guarantee of a Subsidiary Guarantor.

Our incurrence of debt under the Notes may be subject to review under federal and state fraudulent conveyance laws if a bankruptcy, reorganization or rehabilitation case or a lawsuit, including circumstances in which bankruptcy is not involved, is commenced by, or on behalf of, our unpaid creditors or unpaid creditors of a Subsidiary Guarantor at some future date. Federal and state statutes allow courts, under specific circumstances, to void notes and guarantees and require holders thereof to return payments received from debtors or their guarantors. As a result, an unpaid creditor or representative of creditors could file a lawsuit claiming that the issuance of the Notes constituted a “fraudulent conveyance.” To make such a determination, a court would have to find that we did not receive fair consideration or reasonably equivalent value for the Notes and that, at the time the Notes were issued, we:

•	were insolvent;

•	were rendered insolvent by the issuance of the Notes;

•	were engaged in a business or transaction for which our remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that we would incur, debts beyond our ability to repay those debts as they matured.

If a court were to make such a finding, it could void all or a portion of our obligations under the Notes, subordinate the claim in respect of the Notes to our other existing and future indebtedness or take other actions detrimental to you as a holder of Notes, including in certain circumstances, invalidating the Notes or any then-existing guarantees.

The measure of insolvency for these purposes will vary depending upon the law of the jurisdiction being applied. Generally, a company will be considered insolvent for these purposes if the sum of that company’s debts is greater than the fair value of all of that company’s property, or if the present fair salable value of that company’s assets is less than the amount that will be required to pay its probable liability on its existing debts as they mature. Moreover, regardless of solvency, a court could void an incurrence of indebtedness, including the Notes, if it determined that the transaction was made with intent to hinder, delay or defraud creditors, or a court could subordinate the indebtedness, including the Notes, to the claims of all existing and future creditors on similar grounds. We cannot determine in advance what standard a court would apply to determine whether we were “insolvent” in connection with the sale of the Notes.

The making of the Guarantee by Voya Holdings, as well as any future making of any guarantees by any other of our subsidiaries, might also be subject to similar review under relevant fraudulent conveyance laws. In addition, a guarantee by a subsidiary could be subject to the claim that the guarantee was incurred for our benefit and only indirectly for the benefit of the subsidiary providing such guarantee, and therefore incurred for less than fair value. A court could impose legal and equitable remedies, including subordinating the obligations under any then-existing subsidiary guarantees to our other existing and future indebtedness or taking other actions detrimental to you as a holder of Notes. If Voya Holdings’ Guarantee, or a future guarantee by another Subsidiary Guarantor, were to be voided as a fraudulent conveyance or otherwise unenforceable, holders of Notes would have recourse solely to assets owned directly by us. The Notes would then be effectively subordinated to all other obligations of the relevant Subsidiary Guarantor.

We may redeem the Notes prior to their maturity date and you may not be able to reinvest the proceeds in a comparable security.

We may redeem the Notes at our option, in whole or in part, at any time and from time to time, at the applicable redemption price described herein under “Description of Notes—Optional Redemption.” In the event we choose to redeem your Notes, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the Notes.

USE OF PROCEEDS

We expect that the net proceeds of this offering will be approximately $    , after deducting the underwriting discount to the underwriters and estimated expenses of this offering payable by us. We intend to use the net proceeds from this offering for general corporate purposes, which may include repayment at maturity of the $400 million outstanding principal amount of our 3.976% Senior Notes due February 15, 2025.

CAPITALIZATION

The following table presents our consolidated cash and cash equivalents and consolidated capitalization as of June 30, 2024 (i) on an actual basis and (ii) as adjusted giving effect to the offering of the Notes.

	As of June 30, 2024
($ in millions, except share and per share data)	Actual	As adjusted for the issuance of the Notes
	(unaudited)		(unaudited)
Cash and cash equivalents	$1,066	$

Short-term debt:
Total short-term debt	395		395
Long-term debt:
Notes offered hereby	—
Other long term debt	1,707

Total long-term debt	1,707

Shareholders’ equity:
Preferred stock (par value $0.01 per share; $625 aggregate liquidation preference)	—		—
Common stock (par value $0.01 per share; 900,000,000 shares authorized; 105,241,324 shares issued; 99,053,271 shares outstanding)	1		1
Treasury stock (at cost; 6,188,053 shares)	(448)		(448)
Additional paid-in capital	6,218		6,218
Accumulated other comprehensive loss	(2,583)		(2,583)
Retained earnings (deficit):
Unappropriated	855		855

Total Voya Financial, Inc. shareholders’ equity	4,043		4,043
Noncontrolling interest	1,643		1,643

Total shareholders’ equity	5,686		5,686

Total capitalization (total debt plus shareholders’ equity excluding accumulated other comprehensive loss and noncontrolling interest)	$8,728	$

You should read this table together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes, which are incorporated by reference in this prospectus supplement.

DESCRIPTION OF NOTES

A description of the specific terms of the Notes being offered is set forth below. This description is only a summary of the material terms, does not purport to be complete and is qualified in its entirety by reference to the Indenture. The Company urges you to read the Indenture under which the Notes will be issued in its entirety because it, and not this description, will define your rights as a beneficial holder of the Notes. The Indenture is filed as an exhibit to the registration statement of which this prospectus forms a part. As used in this “Description of Notes,” the terms “Company,” “we,” “us” and “our” refer to Voya Financial, Inc. and not to any of its consolidated subsidiaries and the terms “Voya Holdings” and the “Guarantor” refer to Voya Holdings, Inc. and not to any of its subsidiaries.

The Notes offered hereby will be issued, under an indenture, dated as of July 13, 2012 (the “Base Indenture”), as supplemented by the Eighth Supplemental Indenture, expected to be dated as of     , 2024 (together, and as further supplemented, the “Indenture”), among the Company, as issuer, Voya Holdings, as initial guarantor, and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association as trustee (the “Trustee”).

General

We will issue $     aggregate principal amount of our  % Senior Notes due 20 (the “Notes”). The Notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The Notes will mature on     , 20 , and will accrue interest at  % per annum. Interest on the Notes will be payable in U.S. dollars semi-annually in arrears on each     and     (or, if such day is not a business day on the next succeeding business day, without any interest or other payment in respect of any such delay with the same force and effect as if made on the date the payment was originally payable) (each, an “interest payment date”), beginning on     , 2025 to holders of record at the close of business on the fifteenth calendar day (whether or not a business day) immediately preceding such interest payment date; provided, that interest payable at the relevant maturity date or upon redemption will be paid to the person to whom principal is payable. Interest on the Notes will accrue from     , 2024, or from the most recent interest payment date to which interest has been paid or duly provided for. Each payment of interest on the Notes will include interest accrued through the day before the applicable interest payment date.

The Notes will be issued as a separate series of debt securities under the Indenture, as described herein and in the accompanying prospectus.

Interest on the Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

We will pay principal and interest on the Notes, register the transfer of the Notes and exchange the Notes at our office or agency maintained for that purpose, which initially will be the office of the Trustee in the Borough of Manhattan, the City of New York. We may change the paying agent or registrar without prior notice to the holders of the Notes, and we or any of our subsidiaries may act as paying agent or registrar. So long as the Notes are represented by global debt securities, the interest payable on the Notes will be paid to Cede & Co., the nominee of the depositary, or its registered assigns as the registered owner of such global debt securities, by wire transfer of immediately available funds on each of the applicable interest payment dates.

“Business day” means, with respect to the Notes, each day which is not a day on which federal or state banking institutions in the Borough of Manhattan, The City of New York are authorized or obligated by law, executive order or regulation to close.

The Notes will not be subject to any sinking fund.

Further Issues

The Company may, without the consent of the holders of the Notes, issue additional notes having the same ranking and the same interest rate, maturity and other terms as the Notes, except for the public offering price and issue date and, in some cases, the first interest payment date and interest accrual date. Any additional notes having such similar terms will, together with the Notes previously issued, constitute a single series of Notes under the Indenture; provided that unless any such additional notes are issued in a “qualified reopening,” are treated as part of the same issue as the Notes offered by this prospectus supplement for U.S. federal income tax purposes, or are issued with less than a de minimis amount of original issue discount, such additional notes shall have a separate CUSIP number. No additional notes may be issued if an event of default has occurred and is continuing with respect to the Notes.

Subsidiary Guarantee; Future Subsidiary Guarantees

The Notes are fully, irrevocably and unconditionally guaranteed by Voya Holdings (the “Guarantor”) (such guarantee, the “Guarantee”). The Notes will also be guaranteed by any other of the Company’s domestic subsidiaries (any such subsidiary, including Voya Holdings, a “Subsidiary Guarantor”) that becomes a borrower or guarantor under the Fourth Amended and Restated Revolving Credit Agreement dated as of May 1, 2023 (the “Revolving Credit Agreement”) among the Company, Bank of America, N.A., as administrative agent, swing line lender, fronting L/C issuer and several L/C agent and the lenders from time to time party thereto, as the Revolving Credit Agreement may be amended, replaced, refinanced, amended and restated, supplemented or otherwise modified from time to time. Currently, no other subsidiary of the Company is expected to guarantee the Notes.

The guarantee of a Subsidiary Guarantor, except for Voya Holdings, will terminate if such Subsidiary Guarantor is permanently released from its guarantee under the Revolving Credit Agreement.

The Indenture provides that these provisions will be equally applicable to any additional senior guarantees that may be given in the future.

As of June 30, 2024, the Company’s subsidiaries that are not Subsidiary Guarantors represented substantially all of the Company’s consolidated assets and revenues.

The obligations of a Subsidiary Guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law. By virtue of this limitation, the obligation of a Subsidiary Guarantor under its guarantee could be significantly less than amounts payable with respect to the Notes, or the Subsidiary Guarantor may have effectively no obligation under its guarantee. There is also a risk these limitations will be found by a court to be ineffective or unenforceable, subjecting the entire guarantee to avoidance under a fraudulent conveyance analysis. See “Risk Factors—Risks Related to the Notes—Because a Subsidiary Guarantor’s liability under its guarantee may be reduced to zero, avoided or released under certain circumstances, you may not receive any payments from Voya Holdings or any other future Subsidiary Guarantor” and “Risk Factors—Risk Related to the Notes—Fraudulent conveyance laws could void our obligations under the Notes or the guarantee of a Subsidiary Guarantor.”

Ranking

The Notes will be senior unsecured obligations of the Company and rank equally in right of payment with all of the Company’s existing and future unsecured and unsubordinated indebtedness. The Notes will rank senior to any subordinated indebtedness of the Company. The Guarantee will be the senior unsecured obligation of Voya Holdings and, if applicable, any other Subsidiary Guarantor and will rank equally in right of payment with all of the Subsidiary Guarantors’ respective other senior unsecured indebtedness from time to time outstanding.

Because the Company and Voya Holdings are holding companies, their right to participate in any distribution of assets of any subsidiary, upon the subsidiary’s liquidation or reorganization or otherwise (and thus the ability of the holders of Notes to benefit indirectly from any such distribution), is subject to the prior claims of creditors of the subsidiary, except to the extent the Company or Voya Holdings may be recognized as a creditor of that subsidiary. Accordingly, the Notes will be effectively subordinated to the indebtedness and other obligations of each of the Company’s subsidiaries, other than Voya Holdings and any other Subsidiary Guarantor. Except as set forth under “—Restrictive Covenants—Limitation on Liens” below, the Indenture does not limit the incurrence or issuance of other secured or unsecured debt by the Company, including senior debt.

Payments on the Notes will be effectively subordinated to all existing and future liabilities of our subsidiaries to the extent of the assets of such subsidiaries, excluding non-senior indebtedness of Voya Holdings but including policyholder liabilities and contract owner balances. As of June 30, 2024, the Company’s subsidiaries other than Voya Holdings had $2 million of combined indebtedness outstanding, all of which would have ranked effectively senior to the Notes and the Guarantee. In addition, as of June 30, 2024, our insurance subsidiaries had $47 billion in policyholder liabilities and contract owner balances, all of which would have ranked effectively senior to the Notes and the Guarantee.

Optional Redemption

Prior to     , 20    (    months prior to their maturity date) (the “Par Call Date”), the Company may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)

(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate plus    basis points less (b) interest accrued to the date of redemption, and

(2)	100% of the principal amount of the Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the Par Call Date, the Company may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon to the redemption date.

“Treasury rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs.

The treasury rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent H.15 under the caption “U.S. government securities — Treasury constant maturities — Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the treasury rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “remaining life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the remaining life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the remaining life — and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the remaining life, the yield for the single Treasury constant maturity on H.15 closest to the remaining life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, the Company shall calculate the treasury rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the treasury rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. Calculations and selections in the foregoing will be made by the Company or on its behalf by a person designated by the Company; provided, however, that such calculations and selections shall not be a duty or obligation of the Trustee under the Indenture.

Notice of any redemption will be mailed (or, so long as the Notes are held in the form of one or more global Notes deposited with The Depositary Trust Company (“DTC”), otherwise transmitted in accordance with the procedures of DTC) at least 10 days but not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address.

Unless the Company defaults in payment of the redemption price and accrued interest, on and after any redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption. Prior to any redemption date, the Company is required to deposit with a paying agent money sufficient to pay the redemption price of and accrued interest on the Notes to be redeemed on such date. If the Company is redeeming less than all the Notes, the Trustee under the Indenture will select the Notes to be redeemed by lot or such other method as the Trustee deems fair and appropriate. For so long as the Notes are held in book-entry form, any redemption will be made in accordance with DTC’s customary procedures. We have been advised that it is DTC’s practice to determine by lot the amount of each participant in the Notes to be redeemed.

Notice of any redemption of the Notes may, at our discretion, be given subject to one or more conditions precedent. If any redemption is subject to satisfaction of one or more conditions precedent, the notice shall describe each condition, and such notice may be rescinded in the event that any or all conditions precedent have not been satisfied or waived.

We shall provide written notice to the trustee prior to the close of business at least two (2) business days prior to the relevant redemption date if any such redemption has been rescinded or delayed, and upon receipt of such notice the trustee shall provide such notice to each holder of the Notes in the same manner in which the notice of redemption was given. Once notice of redemption is mailed or sent, subject to the satisfaction of any conditions precedent provided in the notice of redemption, the Notes called for redemption will become due and payable on the redemption date and at the applicable redemption price as set forth above under “—Optional Redemption.”

Restrictive Covenants

Limitation on Liens. So long as any Notes are outstanding, neither the Company nor any of its subsidiaries will create, assume, incur or guarantee any indebtedness for borrowed money which is secured by a mortgage, pledge, lien, security interest or other encumbrance on any capital stock of:

1.	Voya Holdings, Voya Retirement Insurance and Annuity Company, ReliaStar Life Insurance Company, or Voya Investment Management LLC;

2.	any successor to substantially all of the business of any such person which is also a subsidiary of the Company; or

3.

any other subsidiary of the Company having direct or indirect control of any such person or successor (each person or successor referred to in this bullet or the preceding two bullets, a “restricted subsidiary”).

However, this restriction will not apply if the Notes then outstanding are secured at least equally and ratably with the otherwise prohibited secured indebtedness so long as it is outstanding.

Limitations on Dispositions of Stock of Certain Subsidiaries. So long as any Notes are outstanding and subject to the provisions of the Indenture regarding mergers, consolidations and sales of assets, neither the Company nor any of its subsidiaries will sell or otherwise dispose of any shares of capital stock (other than preferred stock having no voting rights of any kind) of any restricted subsidiary except for:

1.	a sale or other disposition of any of such stock to a wholly owned subsidiary of the Company;

2.	a sale or other disposition of all of a subsidiary’s stock for at least fair value (as determined by the Company’s board of directors acting in good faith); or

3.

a sale or other disposition required to comply with an order of a court or regulatory authority of competent jurisdiction, other than an order issued at the Company’s request or the request of any of the Company’s subsidiaries.

Consolidation, Merger, Sale of Assets and Other Transactions. So long as any Notes are outstanding, the Company may not merge with or into or consolidate with another person or sell, assign, transfer, lease or convey all or substantially all of its properties and assets to, any other person other than a direct or indirect wholly owned subsidiary of the Company, and no person may merge with or into or consolidate with the Company or, except for any direct or indirect wholly owned subsidiary of the Company, sell, assign, transfer, lease or convey all or substantially all of its properties and assets to the Company, unless:

1.

the Company is the surviving corporation or the person formed by or surviving such merger or consolidation or to which such sale, assignment, transfer, lease or conveyance has been made, if other than the Company, is a corporation organized and validly existing under the laws of the United States, any State thereof or the District of Columbia, and has expressly assumed by supplemental indenture all the obligations of the Company under the Notes and the Indenture;

2.

immediately after giving effect to such transaction, no event of default or event that, after notice or lapse of time or both would become an event of default under the Indenture, has occurred and is continuing; and

3.

the Company delivers to the Trustee an officers’ certificate and an opinion of counsel, each stating that the supplemental indenture required in connection with the transaction complies with the Indenture.

Events of Default, Notice and Waiver

The following shall constitute “events of default” under the Indenture with respect to the Notes:

1.	the Company’s failure to pay any interest (including additional interest) on the Notes when due and payable, continued for 30 days;

2.	the Company’s failure to pay principal (or premium, if any) on the Notes when due, regardless of whether such payment became due because of maturity, redemption, acceleration or otherwise;

3.	the Company’s failure to observe or perform any other of its covenants or agreements with respect to the Notes for 90 days after the Company receives notice of such failure;

4.

certain events of default under any indebtedness for money borrowed of the Company or of any Subsidiary Guarantor which results in a principal amount in excess of $100,000,000 of indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, if such acceleration shall not have been rescinded or annulled, or such indebtedness shall not have been discharged, within a period of 15 days after written notice has been provided to the Company in accordance with the Indenture by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the outstanding Notes, specifying such event of default and requiring the Company to cause such acceleration to be rescinded or annulled or to cause such indebtedness to be discharged; and

5.	certain events of bankruptcy, insolvency or reorganization of the Company or any Subsidiary Guarantor.

If an event of default with respect to the Notes shall occur and be continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Notes may declare, by notice as provided in the Indenture, the principal amount (or such lesser amount as may be provided for in the Notes) of all the outstanding Notes to be due and payable immediately; provided that, in the case of an event of default involving certain events of bankruptcy, insolvency or reorganization, acceleration is automatic; and, provided further, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding Notes may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived.

Any past default under the Indenture with respect to the Notes, and any event of default arising therefrom, may be waived by the holders of a majority in principal amount of the outstanding Notes, except in the case of (i) default in the payment of the principal of (or premium, if any) or interest on the Notes, or (ii) default in respect of a covenant or provision which may not be amended or modified without the consent of the holder of each Note affected.

The Trustee is required, within 90 days after the occurrence of a default (which is known to the Trustee and is continuing), with respect to the Notes (without regard to any grace period or notice requirements), to give to the holders of the Notes notice of such default; provided, however, that, except in the case of a default in the payment of the principal of (and premium, if any) or interest on any Notes, the Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of Notes.

The Trustee, subject to its duties during default to act with the required standard of care, may require indemnification by the holders of the Notes with respect to which a default has occurred before proceeding to exercise any right or power under the Indenture at the request of the holders of the Notes. Subject to such right of indemnification and to certain other limitations, the holders of a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to such Notes.

No holder of Notes may institute any action against the Company under the Indenture (except actions for payment of overdue principal of (and premium, if any) or interest on such Notes) unless (i) the holder has given to the Trustee written notice of an event of default and of the continuance thereof specifying an event of default, as required under the Indenture, (ii) the holders of at least 25% in aggregate principal amount of the outstanding Notes shall have requested the Trustee to institute such action and offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request, and (iii) the Trustee shall not have instituted such action within 60 days of such request.

The Company is required to furnish annually to the Trustee statements as to the Company’s compliance with all conditions and covenants under the Indenture.

Defeasance

The Company may discharge certain obligations to holders of the Notes which have not already been delivered to the Trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the Trustee cash or, in the case of Notes payable only in U.S. dollars, U.S. government obligations (as defined in the Indenture), as trust funds in an amount certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of (and premium, if any) and interest on such Notes.

The Company may elect either (i) to defease and be discharged from any and all obligations with respect to the Notes (“defeasance”) or (ii) to be released from its obligations with respect to certain covenants applicable to the Notes (“covenant defeasance”), upon the deposit with the Trustee, in trust for such purpose, of money and/or government obligations which, through the payment of principal and interest in accordance with their terms, will provide money in an amount sufficient, without reinvestment, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee to pay the principal of (and premium, if any) or interest on such Notes to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to defeasance or covenant defeasance, the Company must deliver to the Trustee an opinion of counsel to the effect that the beneficial owners of such Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the Indenture. In addition, in the case of either defeasance or covenant defeasance, the Company shall have delivered to the Trustee (i) an officers’ certificate to the effect that the Notes’ exchange(s) have informed it that neither such Notes, if then listed on any securities exchange, will be delisted as a result of such deposit, and (ii) an officers’ certificate and an opinion of counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with.

The Company may exercise its defeasance option with respect to the Notes notwithstanding its prior exercise of its covenant defeasance option.

Modification and Waiver

Under the Indenture, the Company and the Trustee may supplement the Indenture for certain purposes which would not materially adversely affect the interests or rights of the holders of Notes without the consent of those holders. The Company and the Trustee may also modify the Indenture or any supplemental indenture in a manner that affects the interests or rights of the holders of the Notes with the consent of the holders of at least a majority in aggregate principal amount of the outstanding Notes. However, the Indenture requires the consent of each holder of Notes that would be affected by any modification which would:

•

extend the fixed maturity of the Notes, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof;

•	change the place of payment;

•	change the currency in which the Notes or any premium or interest is payable;

•	impair the right to enforce any payment on or with respect to the Notes;

•

reduce the percentage in principal amount of Notes outstanding, the consent of whose holders is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults;

•	reduce the requirements, if any, contained in the Indenture for quorum or voting;

•	modify any guarantee in a manner that would adversely affect the holders of the Notes; or

•	modify any of the above provisions.

Payment and Paying Agents

Payment of interest on the Notes on any interest payment date will be made to the person in whose name the Note is registered at the close of business on the record date for the interest.

Principal, interest and premium on the Notes will be payable at the office of such paying agent or paying agents as the Company may designate for such purpose from time to time. Notwithstanding the foregoing, at the Company’s option, payment of any interest (other than on a global certificate registered in the name of DTC or its nominee) may be made by check mailed to the address of the person entitled thereto as such address appears in the security register. Payments of any interest on global certificates registered in the name of DTC or its nominee shall be paid by wire transfer.

The Company appoints the Trustee at its office located in the Borough of Manhattan, the City of New York, as paying agent for payments with respect to the Notes. The Company may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that the Company will be required to maintain a paying agent in each place of payment for the Notes.

All moneys paid by the Company to a paying agent for the payment of the principal, interest or premium on any Note which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to the Company upon request, and the holder of such Note thereafter may look only to the Company for payment thereof.

Exchanges and Transfers

Holders may exchange or transfer the Notes at the office of the Trustee. Holders may also replace lost, stolen, destroyed or mutilated Notes at that office. The Trustee acts as our agent for registering the Notes in the names of holders and transferring the Notes. We may change this appointment to another entity or perform these services ourselves. The entity performing the role of maintaining the list of registered direct holders is called the “security registrar”. It will also register transfers of the Notes.

Holders will not be required to pay a service charge to transfer or exchange the Notes, but holders may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will only be made if the security registrar is satisfied with holders’ proof of ownership.

We may cancel the designation of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

Governing Law

The Indenture, the Guarantee and the Notes will be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to its principles of conflicts of laws.

Relationship with the Trustee

The Trustee under the Indenture is U.S. Bank Trust Company, National Association, and we have initially appointed the Trustee as the paying agent, registrar, and custodian with regard to the Notes. The Company and its subsidiaries maintain ordinary banking and trust relationships with a number of banks and trust companies, including the Trustee.

Book-Entry System

The Notes will be issued in the form of one or more global certificates, which are referred to as global Notes, registered in the name of DTC or its nominee. Purchasers of the Notes may hold beneficial interests in the global Notes through DTC, or through the accounts that Clearstream and Euroclear maintain as participants in DTC. For more information concerning DTC and its book-entry system as well as Clearstream and Euroclear, see “Legal Ownership and Book-Entry Issuance of Debt Securities” in the accompanying prospectus.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes the material U.S. federal income tax considerations relating to the purchase, ownership and disposition of the Notes. The summary is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), current or proposed Treasury regulations promulgated thereunder (“Treasury regulations”), administrative pronouncements of the U.S. Internal Revenue Service (“IRS”) and judicial decisions, all as currently in effect. Changes to any of the foregoing authorities could apply on a retroactive basis, and could affect the U.S. federal income tax consequences described below. We will not seek a ruling from the IRS with respect to the matters discussed in this section and we cannot assure you that the IRS will not challenge one or more of the tax consequences described below.

The discussion does not address all of the U.S. federal income tax considerations that may be relevant to a particular investor’s circumstances, and does not discuss any aspect of U.S. federal tax law other than income taxation or any state, local or non-U.S. tax consequences of the purchase, beneficial ownership and disposition of the Notes. This discussion assumes that the Notes are held as “capital assets” within the meaning of Section 1221 of the the Code and purchased in this offering at the “issue price,” which we assume will be the price indicated on the cover of this prospectus supplement. The discussion does not address the alternative minimum tax, the Medicare tax on net investment income or other aspects of U.S. federal income or state and local taxation that may be relevant to a holder in light of the holder’s particular circumstances and does not address U.S. federal income tax considerations applicable to investors that may be subject to special tax rules, such as:

•	securities dealers or brokers, or traders in securities electing mark-to-market treatment;

•	banks, thrifts, or other financial institutions;

•	insurance companies;

•	regulated investment companies or real estate investment trusts;

•	common trust funds;

•	tax-exempt organizations;

•	retirement plans;

•

persons holding our Notes or shares, as applicable, as part of a “straddle,” “hedge,” “synthetic security,” “constructive sale transaction” or “conversion transaction” for U.S. federal income tax purposes, or as part of some other integrated investment;

•	partnerships or other pass-through entities;

•	certain former citizens or residents of the United States;

•	foreign corporations that are classified as “passive foreign investment companies” or “controlled foreign corporations” for U.S. federal income tax purposes;

•	“U.S. Holders” (as defined below) whose functional currency is not the U.S. dollar; or

•	accrual-method taxpayers subject to section 451(b) of the Code.

As used herein, a U.S. Holder is a beneficial owner of a Note that is (i) an individual citizen or resident of the United States, (ii) a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate whose income is subject to U.S. federal income tax regardless of its source, or (iv) a trust if (A) a United States court has the authority to exercise primary supervision over the administration of the trust and one or more U.S. persons (as defined in the Code) are authorized to control all substantial decisions of the trust or (B) it has a valid election in place to be treated as a U.S. person. An individual may, subject to certain exceptions, be deemed to be a resident of the United States by reason of being present in the United States for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year (counting for such purposes all of the days present in the current year, one-third of the days present in the immediately preceding year and one-sixth of the days present in the second preceding year).

A Non-U.S. Holder is a beneficial owner of a Note that is not a U.S. Holder and is not a partnership (or other entity treated as a partnership for U.S. federal income tax purposes).

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds the Notes, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. A partnership holding the Notes, and partners in such a partnership, should consult their own tax advisors with regard to the U.S. federal income tax consequences of the purchase, ownership and disposition of the Notes by the partnership.

The discussion of the material U.S. federal income tax consequences of the purchase, ownership and disposition of the Notes is not intended to be, nor should it be construed to be, legal or tax advice to any particular person. Accordingly, all prospective investors are urged to consult their tax advisors with respect to the U.S. federal, state and local and non-U.S. tax consequences relating to the purchase, ownership and disposition of the Notes based on their particular circumstances.

U.S. Holders

Payments of Interest

A U.S. Holder will be taxed on the gross amount of payments of interest on a Note as ordinary income at the time that such payments are accrued or are received (in accordance with the U.S. Holder’s method of tax accounting). It is expected, and this discussion assumes, that the Notes will be issued without original issue discount (“OID”) for U.S. federal income tax purposes. In general, however, if the Notes are issued with more than de minimis OID, a U.S. Holder will be required to include OID in gross income, as ordinary income, under a “constant-yield method” before the receipt of cash attributable to such income, regardless of the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

Sale, Exchange, Redemption or Other Disposition of Notes

Upon the sale, exchange, redemption or other taxable disposition of a Note, a U.S. Holder generally will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption or other disposition (less any accrued and unpaid interest, which will be taxable as ordinary interest income to the extent not previously included in gross income) and the U.S. Holder’s adjusted tax basis in the Note. A U.S. Holder’s tax basis in a Note generally will equal the cost of the Note to the holder.

Gain or loss recognized by a U.S. Holder upon the sale, exchange, redemption or other disposition of a Note generally will be capital gain or loss and generally will be long-term capital gain or loss if the U.S. Holder has held the Note for more than one year. Long-term capital gains recognized by a non-corporate holder generally are subject to tax at a lower rate than short-term capital gains or ordinary income. The deductibility of capital losses is subject to limitations.

Non-U.S. Holders

Subject to discussion below under—“Information Reporting and Backup Withholding” and “—FATCA,” a Non-U.S. Holder generally will not be subject to U.S. federal withholding tax on any payments of interest on a Note, provided that (i) such Non-U.S. Holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of the Company’s stock entitled to vote; (ii) the interest is not effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States (or, if a tax treaty applies, is not attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States); and (iii) the certification requirement has been fulfilled with respect to the beneficial owner, as discussed below.

The certification requirements will generally be satisfied if the Non-U.S. Holder provides its name and address, and certifies on Internal Revenue Service (“IRS”) Form W-8BEN or W-8BEN-E (or other successor form), under penalties of perjury, that it is not a United States person as defined under the Code. Prospective investors should consult their tax advisors regarding possible additional reporting requirements. If the requirements are not satisfied, a 30% withholding tax will apply to the gross amount of interest on the Notes that is paid to a Non-U.S. Holder, unless either: (a) an applicable income tax treaty reduces or eliminates such tax, and the Non-U.S. Holder claims the benefit of that treaty by providing a properly completed and duly executed IRS Form W-8BEN or W-8BEN-E or other successor form establishing qualification for benefits under the treaty, or (b) interest on the Notes is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States) and the Non-U.S. Holder provides an appropriate statement to that effect on a properly completed and duly executed IRS Form W-8ECI, W-8BEN or W-8BEN-E, as applicable, or other successor form. If a Non-U.S. Holder of Notes is engaged in the conduct of a trade or business in the United States, and interest on the Notes is effectively connected with the conduct of such trade or business (and, if required by an applicable tax treaty, is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States), the Non-U.S. Holder, although exempt from the withholding tax discussed in the preceding sentence, will be subject to regular U.S. federal income tax on its effectively connected income, generally in the same manner as U.S. Holder (or in a manner specified by an applicable income tax treaty). See “U.S. Holders, Payments of Interest” above. In addition, a Non-U.S. Holder that is a foreign corporation may be subject to a 30% branch profits tax (unless reduced or eliminated by an applicable tax treaty) on its earnings and profits for the taxable year attributable to its effectively connected income, subject to certain adjustments.

A Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on the receipt of payments of principal on a Note, or on any gain realized on the sale, exchange, redemption, or other taxable disposition of such Note, unless:

•	the Non-U.S. Holder is an individual who is present in the U.S. for 183 days or more in the taxable year of the disposition and certain other conditions are met; or

•

the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable tax treaty, is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States).

If the first exception applies, the Non-U.S. Holder generally will be subject to U.S. federal income tax at a rate of 30% on the amount by which its U.S.-source capital gains exceed its U.S.-source capital losses. If the second exception applies, the Non-U.S. holder will generally be subject to U.S. federal income tax on the net gain derived from the sale or other disposition of the Notes in the same manner as a U.S. Holder. See “U.S. Holders, Sale, Exchange, Redemption or Other Disposition of Notes” above. In addition, a Non-U.S. Holder that is a foreign corporation may be subject to a 30% branch profits tax (unless reduced or eliminated by an applicable tax treaty) on its earnings and profits for the taxable year attributable to its effectively connected income, subject to certain adjustments.

Information Reporting and Backup Withholding

In general, a U.S. Holder (other than an exempt recipient) will be subject to information reporting requirements with respect to payments of principal, premium, and interest in respect of, and the proceeds from a sale, redemption or other taxable disposition before maturity of the Notes. In addition, certain U.S. Holders may be subject to backup withholding in respect of such amounts if they do not provide their taxpayer identification numbers to the person from whom they receive payments, if they have been notified by the IRS of a failure to report all interest or dividends required to be shown on its U.S. federal income tax returns, or in certain circumstances, if they fail to comply with applicable certification requirements.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability, provided the required information is furnished to the IRS on a timely basis. U.S. Holders should consult their tax advisors regarding the application of information reporting and backup withholding rules in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if applicable.

In general, the amount of interest on the Notes paid to the Non-U.S. Holder and the amount of U.S. federal withholding tax, if any, deducted from those payments must be reported to the IRS and to a Non-U.S. Holder. Copies of the information returns reporting such interest payments and any associated U.S. federal withholding tax also may be made available to the tax authorities in the country in which the Non-U.S. Holder resides under the provisions of an applicable tax treaty. A Non-U.S. Holder generally will not be subject to backup withholding with respect to payments that we make on the Notes provided that we or our paying agent does not have actual knowledge or reason to know that the Non-U.S. Holder is a U.S. person (as defined in the Code), and we or our paying agent has received from the Non-U.S. Holder an appropriate certification of non-U.S. status (i.e., IRS Form W-8BEN or W-8BEN-E or other applicable or successor form). Information reporting and, depending on the circumstances, backup withholding will apply to the payment of the proceeds of a sale of Notes that is effected within the United States or effected outside the United States through certain U.S.-related financial intermediaries, unless the Non-U.S. Holder certifies under penalty of perjury as to its non-U.S. status, and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person, or the Non-U.S. Holder otherwise establishes an exemption.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability provided the required information is furnished to the IRS on a timely basis. Non-U.S. Holders of the Notes should consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining an exemption, if applicable.

FATCA

The Foreign Account Tax Compliance Act (“FATCA”), contained in Sections 1471 through 1474 of the Code, imposes a 30% withholding tax on “withholdable payments” (as defined below) made to a foreign financial institution, unless such institution enters into an agreement with the U.S. Treasury Department to, among other things, collect and provide to it substantial information regarding such institution’s United States financial account holders, including certain account holders that are foreign entities with United States owners. The legislation also generally imposes a 30% withholding tax on withholdable payments to a non-financial foreign entity unless such entity provides the paying agent with a certification that it does not have any substantial United States owners or a certification identifying the direct and indirect substantial United States owners of the entity. “Withholdable payments” include payments of interest from sources within the United States, as well as gross proceeds from the sale of any property of a type which can produce interest from sources within the United States, unless the payments of interest is effectively connected with the conduct of a United States trade or business and taxed as such. Under proposed Treasury regulations which may be relied upon, no withholding on gross proceeds will apply to the sale, exchange or redemption of the Notes (other than amounts representing accrued and unpaid interest). An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury regulations, may modify these requirements. Investors are urged to consult their own tax advisors regarding the application of FATCA to the Notes.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase and holding of the Notes by (i) “employee benefit plans” within the meaning of Section 3(3) of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) that are subject to Title I of ERISA, (ii) plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any other U.S. or non-U.S. federal, state, local, or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Law”), and (iii) entities whose underlying assets are considered to include the assets of any of the foregoing described in clauses (i) and (ii) (each of the foregoing described in clauses (i), (ii) and (iii) referred to as a “Plan”).

Each fiduciary of a Plan should consider the fiduciary standards of ERISA and any applicable Similar Law in the context of the Plan’s particular circumstances before authorizing an investment in the Notes. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and any other applicable Similar Law and would be consistent with the documents and instruments governing the Plan. When we use the term “holder” in this section, we are referring to a beneficial owner of the Notes and not the record holder.

Section 406 of ERISA and Section 4975 of the Code prohibit Plans which are subject to Title I of ERISA or Section 4975 of the Code (“Covered Plans”) from engaging in specified transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (collectively, “parties in interest”) with respect to such Covered Plan. A violation of those “prohibited transaction” rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless statutory or administrative exemptive relief is available. Therefore, a fiduciary of a Covered Plan should also consider whether an investment in the Notes might constitute or give rise to a prohibited transaction under ERISA and the Code.

Plans such as employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, certain church plans, as defined in Section 3(33) of ERISA, and foreign plans, as described in Section 4(b)(4) of ERISA, are not necessarily subject to the fiduciary responsibility or prohibited transaction rules of ERISA or Section 4975 of the Code, but may be subject to Similar Law.

We, the underwriters and our respective affiliates may each be considered a party in interest with respect to many Plans. Special caution should be exercised, therefore, before the Notes are purchased by a Plan.

In particular, the fiduciary of a Covered Plan should consider whether statutory or administrative exemptive relief is available under an applicable statutory or administrative exemption. In this regard, the U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the Notes. Those class exemptions are:

•	PTCE 96-23, for specified transactions determined by in-house asset managers;

•	PTCE 95-60, for specified transactions involving insurance company general accounts;

•	PTCE 91-38, for specified transactions involving bank collective investment funds;

•	PTCE 90-1, for specified transactions involving insurance company separate accounts; and

•	PTCE 84-14, for specified transactions determined by independent qualified professional asset managers.

In addition, Section 408(b)(17) of ERISA provides an exemption for transactions between a Covered Plan and a person who is a party in interest (other than a fiduciary who has or exercises any discretionary authority or control with respect to investment of the Covered Plan assets involved in the transaction or renders investment advice with respect thereto) solely by reason of providing services to the Covered Plan (or by reason of a relationship to such a service provider), if in connection with the transaction the Covered Plan receives no less, nor pays no more, than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA). Other statutory or administrative class exemptions may be applicable. In addition, a purchaser or holder may obtain an individual administrative exemption. Each of the above-noted exemptions contains conditions and limitations on its application. Fiduciaries of Covered Plans considering purchasing or holding Notes in reliance on these or any other exemption should carefully review the exemption in consultation with counsel to assure it is applicable. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

In light of the foregoing, each purchaser and holder of the Notes or any interest in the Notes will be deemed to have represented by its purchase and holding that either:

•	no portion of the assets used by such purchaser or holder to acquire or hold the Notes constitutes assets of any Plan; or

•

the purchase and holding of the Notes by such purchaser or holder will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under applicable Similar Law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non- exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing or holding the Notes on behalf of or with the assets of any Plan consult with their counsel regarding the potential consequences under ERISA and the Code and any applicable Similar Law of the acquisition of the Notes and the availability of exemptive relief under PTCE 96-23,95-60, 91-38, 90-1 or 84-14, or another applicable statutory or administrative exemption.

Purchasers of the Notes have the exclusive responsibility for ensuring that their purchase and holding of the Notes do not violate the prohibited transaction rules of ERISA, the Code or Similar Law, and we are not advising any potential purchaser or holder of the Notes to avail themselves of any exemption described above or any other exemption that may be available under ERISA, the Code, or any applicable Similar Law.

The foregoing discussion is general in nature, is not intended to be all inclusive and should not be construed as legal advice. Each Plan fiduciary who is responsible for making the investment decisions whether to invest in the Notes should determine whether under the general fiduciary standards of investment prudence and diversification and under the documents and instruments governing the Plan, an investment in the Notes is appropriate for the Plan and that the purchase and holding of the Notes does not violate the prohibited transaction rules of ERISA, the Code or applicable Similar Law. Neither this discussion nor anything provided in this prospectus supplement is, or is intended to be, investment advice directed at any potential Plan purchasers, or at Plan purchasers generally, and such purchasers of any Notes should consult and rely on their own counsel and advisers as to whether an investment in the Notes is suitable for the Plan. The sale of any Notes to any Plan is in no respect a representation by us, the underwriters or any of our or their affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such investment is prudent or appropriate for Plans generally or any particular Plan.

UNDERWRITING

Goldman Sachs & Co. LLC, BofA Securities, Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC are acting as representatives of the underwriters named below. Under the terms and subject to the conditions set forth in an underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the principal amount of Notes set forth opposite the underwriter’s name:

Underwriters	Principal Amount of Notes
Goldman Sachs & Co. LLC	$
BofA Securities, Inc.
J.P. Morgan Securities LLC
Morgan Stanley & Co. LLC
Total	$

The underwriting agreement provides that the obligations of the several underwriters to purchase the Notes offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to purchase all of the Notes offered by this prospectus supplement if they purchase any of the Notes.

Notes sold by the underwriters to the public will initially be offered at the initial public offering prices set forth on the cover of this prospectus supplement. Any Notes sold by the underwriters to securities dealers may be sold at a selling concession from the initial public offering price not in excess of  % of the principal amount of the Notes. Any such dealers may resell any Notes purchased from the underwriters to certain other brokers or dealers at a discount from the initial public offering price not in excess of % of the principal amount of the Notes. If all the Notes are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms. The offering of the Notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The following table shows the underwriting discount that we are to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the Notes).

Underwriting Discount
Per Note	%

We estimate that our expenses for this offering (not including the underwriting discount) will be $    , all of which are payable by us.

In connection with the offering, the underwriters may purchase and sell the Notes in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, stabilizing purchases and penalty bids.

•	Short sales involve secondary market sales by the underwriters of a greater number of Notes than they are required to purchase in the offering.

•	Covering transactions involve purchases of Notes in the open market after the distribution has been completed in order to cover short positions.

•	Stabilizing transactions involve bids to purchase Notes so long as the stabilizing bids do not exceed a specified maximum.

•

Penalty bids permit the representatives to reclaim a selling concession from an underwriter when Notes originally sold by the underwriter are purchased in a stabilizing transaction or a syndicate covering transaction to cover syndicate short positions.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the Notes. They may also cause the price of the Notes to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make in respect of any of these liabilities.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to the trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes on the date of this prospectus supplement or the next succeeding business day will be required, by virtue of the fact that the Notes initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters or their affiliates have in the past and may in the future provide commercial banking, investment banking and other related services for us and our affiliates from time to time for which they have received or may receive customary fees and reimbursement of expenses. Certain of the underwriters or their affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In particular, certain of the underwriters or their affiliates have a lending relationship with us under our Revolving Credit Agreement and act as agents thereunder.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

To the extent that net proceeds from this offering are applied to repay our outstanding senior debt, including our 3.976% Senior Notes due February 15, 2025, held by any of the underwriters and/or their respective affiliates, they may receive proceeds of this offering through such repayment. If 5% or more of the net proceeds of this offering (not including the underwriting discount) is used to repay such outstanding senior debt held by the underwriters and/or their respective affiliates, this offering will be conducted in accordance with Rule 5121 of the Financial Industry Regulatory Authority, Inc.’s (“FINRA”) Conduct Rules.

Selling Restrictions

The Notes are offered for sale only in those jurisdictions where it is lawful to make such offers. No action has been taken, or will be taken, which would permit a public offering of the Notes in any jurisdiction outside the United States.

Each of the underwriters has severally represented and agreed that it has not offered, sold or delivered and that it will not offer, sell or deliver, directly or indirectly, any of the Notes, in or from any jurisdiction except under circumstances that are reasonably designed to result in compliance with the applicable laws and regulations thereof.

Canada

The Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

If applicable, pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

In relation to each Member State of the European Economic Area (a “Relevant State”), each underwriter has represented and agreed that it has not made and will not make an offer of the Notes which are the subject of the offering contemplated by this Prospectus to the public in that Relevant State other than:

a)	to any legal entity which is a qualified investor as defined in the Prospectus Regulation;

b)	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining the prior consent of the relevant representative or representatives nominated by the Company for any such offer; or

c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of the Notes shall require the Company or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer of the Notes to the public” in relation to any Notes in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes and the expression “Prospectus Regulation” means Regulation EU 2017/1129.

United Kingdom

This prospectus supplement and the accompany prospectus are only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). Any Notes will only be available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such Notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this prospectus supplement and/or the accompanying prospectus or any of their contents.

Each underwriter represents, warrants and agrees that, in connection with the distribution of the Notes, it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”) of the United Kingdom) received by it in connection with the issue or sale of the Notes or any investments representing the Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Company and that it has complied and will comply with all the applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

Hong Kong

The Notes may not be offered or sold by means of any document other than (i) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder or (ii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong) or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to the Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Japan

The Notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) (the “FIEL”), and each underwriter will be deemed to represent and agree that it has not offered or sold directly or indirectly, and agrees not to offer or sell the Notes, directly or indirectly, in Japan or to, or for the account or benefit of, any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, a Japanese Person, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and other applicable laws, regulations and ministerial guidelines promulgates by the relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purpose of this paragraph “Japanese Person” means any person resident in Japan, including any corporation or other entity incorporated or organized under the laws of Japan.

Republic of Korea

The Notes have not been and will not be registered under the Financial Investment Services and Capital Markets Act and the decrees and regulations thereunder (the “FSCMA”) and the Notes have been and will be offered in Korea as a private placement under the FSCMA. None of the Notes may be offered, sold and delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except as otherwise permitted under the applicable laws and regulations of Korea, including the FSCMA and the Foreign Exchange Transaction Law of Korea and the decrees and regulations thereunder (the “FETL”). For a period of one year from the issue date of the Notes, any acquirer of the Notes who was solicited to buy the Notes in Korea is prohibited from transferring any of the Notes to another person in any way other than as a whole to one transferee. Furthermore, the purchaser of the Notes shall comply with all applicable regulatory requirements (including but not limited to requirements under the FETL) in connection with the purchase of the Notes.

Switzerland

The Notes may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement and the accompanying prospectus do not constitute a prospectus within the meaning of and have been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. No underwriter may publicly distribute or otherwise make publicly available in Switzerland this prospectus supplement, the accompanying prospectus or any other offering or marketing material relating to the Notes.

Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the offering, the Company or the Notes has been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement and the accompanying prospectus will not be filed with, and the offer of Notes will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of Notes has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the “CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the Notes.

Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus under the Securities and Futures Act, Chapter 289 of Singapore (“SFA”) by the Monetary Authority of Singapore and the offer of the Notes in Singapore is made primarily pursuant to the exemptions under Sections 274 and 275 of the SFA. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor as defined in Section 4A of the SFA (an “Institutional Investor”) pursuant to Section 274 of the SFA, (ii) to an accredited investor as defined in Section 4A of the SFA (an “Accredited Investor”) or other relevant person as defined in Section 275(2) of the SFA (a “Relevant Person”) and pursuant to Section 275(1) of the SFA, or to any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or (iii) otherwise pursuant to, and in accordance with, the conditions of any other applicable exemption or provision of the SFA.

It is a condition of the offer that where the Notes are subscribed for or acquired pursuant to an offer made in reliance on Section 275 of the SFA by a Relevant Person which is:

•

a corporation (which is not an Accredited Investor), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor; or

•	a trust (where the trustee is not an Accredited Investor), the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an Accredited Investor,

the shares, debentures and units of shares and debentures of that corporation and the beneficiaries’ rights and interest (howsoever described) in that trust, shall not be transferred within 6 months after that corporation or that trust has subscribed for or acquired the Notes except:

(i)	to an Institutional Investor, or an Accredited Investor or other Relevant Person, or which arises from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(i)(B) of the SFA (in the case of that trust);

(ii)	where no consideration is or will be given for the transfer;

(iii)	where the transfer is by operation of law;

(iv)	as specified in Section 276(7) of the SFA; or

(v)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivative Contracts) Regulations 2018 of Singapore.

VALIDITY OF THE SECURITIES

The validity of the Notes offered by this prospectus supplement will be passed upon for us by Faegre Drinker Biddle & Reath LLP. Certain legal matters related to Connecticut law will be passed upon for us by Day Pitney LLP, Hartford, Connecticut. The validity of the Notes offered by this prospectus supplement will be passed upon for the underwriters by Davis Polk & Wardwell LLP, New York, New York. Davis Polk & Wardwell LLP has from time to time provided, and may provide in the future, legal services to Voya Financial, Inc. and its affiliates.

EXPERTS

The consolidated financial statements of Voya Financial, Inc. incorporated by reference to Voya Financial, Inc.’s 2023 Form 10-K (including schedules appearing therein) and the effectiveness of our internal control over financial reporting, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated by reference herein in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Prospectus

$2,000,000,000

Debt Securities

Guarantees

Common Stock

Preferred Stock

Depositary Shares

Warrants

Units

Voya Financial, Inc. (“Voya Financial”) may offer these securities, or any combination thereof; the co-registrant, Voya Holdings Inc. (“Voya Holdings”), which is a wholly owned subsidiary of Voya Financial, may offer guarantees of debt securities issued by Voya Financial; Voya Financial, either independently or together with Voya Holdings, may offer guarantees of certain securities; in each case, from time to time in amounts, at prices and on other terms to be determined at the time of the offering. We may sell securities to or through one or more underwriters, dealers and agents, directly to purchasers, or in connection with a consent solicitation or other liability management transaction, on an immediate, continuous or delayed basis. See “Plan of Distribution”.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus. The prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “VOYA”.

Investing in these securities involves risk. See “Risk Factors” on page 1, and, if applicable, any risk factors described in any accompanying prospectus supplement and in our Securities and Exchange Commission filings that are incorporated by reference into this prospectus, to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated November 15, 2022

Voya Financial has not authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus, any prospectus supplement or any free writing prospectuses prepared by, or on behalf of, Voya Financial or to which Voya Financial has referred you. Voya Financial does not take any responsibility for, or can provide any assurance as to the reliability of, any other information that others may give you. Voya Financial is offering to sell securities only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus, any prospectus supplement and in the documents incorporated herein or therein by reference is accurate only as of the date on the front of those documents, regardless of the time of delivery of those documents or any securities.

i

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, the accompanying prospectus supplement and the documents which we incorporate by reference into this prospectus or the accompanying prospectus supplement may contain forward-looking statements. Forward-looking statements include statements relating to future developments in our business or expectations for our future financial performance and any statement not involving a historical fact. Forward-looking statements use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. Actual results, performance or events may differ materially from those projected in any forward-looking statement due to, among other things, (i) general economic conditions, particularly economic conditions in our core markets, (ii) performance of financial markets, including emerging markets, (iii) the frequency and severity of insured loss events, (iv) the effects of natural or man-made disasters, including pandemic events and specifically the current COVID-19 pandemic event, (v) mortality and morbidity levels, (vi) persistency and lapse levels, (vii) interest rates, (viii) currency exchange rates, (ix) general competitive factors, (x) changes in laws and regulations, (xi) changes in the policies of governments and/or regulatory authorities, (xii) our ability to successfully manage the separation of the Individual Life business that we sold to Resolution Life US on January 4, 2021, including the transition services on the expected timeline and economic terms, (xiii) our ability to realize the expected benefits from the transaction with Allianz Global Investors U.S. LLC and (xiv) our ability to successfully complete the acquisition of Benefitfocus, Inc. on the expected economic terms or at all. Factors that may cause actual results to differ from those in any forward-looking statement also include those described under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Trends and Uncertainties” in our most recently filed Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, and the other filings we make with the Securities and Exchange Commission (“SEC”), in each case that are incorporated by reference into this prospectus.

The risks included here are not exhaustive. Current reports on Form 8-K and other documents filed with the SEC include additional factors that could affect our businesses and financial performance. Moreover, we operate in a rapidly changing and competitive environment. New risk factors emerge from time to time, and it is not possible for us to predict all such risk factors. We do not undertake or necessarily intend to correct or update any forward-looking statements that we later determine will not be or is unlikely to be achieved or realized, except as may be required by U.S. Federal securities laws.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting and information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, as a result, we file periodic and current reports, proxy statements and other information with the SEC. We make our periodic reports and other information filed with or furnished to the SEC available, free of charge, through our website at www.voya.com as soon as reasonably practicable after those reports and other information are filed with or furnished to the SEC. Except for the documents specifically incorporated by reference into this prospectus, the information contained on, or that can be accessed through, our website is not part of, and is not incorporated into, this prospectus. Our filings with the SEC are available to the public at the SEC’s website at www.sec.gov.

The SEC allows us to “incorporate by reference” information that we file with the SEC, which means that Voya Financial can disclose important information to you by referring to those documents, and later information that Voya Financial files with the SEC will automatically update and supersede that information as well as the information contained in this prospectus. Voya Financial hereby incorporates by reference the following documents:

(1) Annual Report on Form 10-K for the year ended December 31, 2021, filed on February 22, 2022 (the “2021 Form 10-K”);

(2) Quarterly Reports on Form 10-Q for the quarter ended March 31, 2022, filed on May 5, 2022, for the quarter ended June 30, 2022, filed on August 4, 2022, and for the quarter ended September 30, 2022, filed on November 3, 2022;

(3) Current Reports on Form 8-K filed on March 4, 2022, April 26, 2022, May 27, 2022, June 17, 2022, June 22, 2022, July 7, 2022, July 29, 2022, August 8, 2022, September 8, 2022, October 27, 2022 and November 2, 2022 (as amended by our Current Report on Form 8-K/A, filed on November 4, 2022);

(4) Portions of our Definitive Proxy Statement on Schedule 14A, filed on April 14, 2022, that are incorporated by reference into Part III of our 2021 Form 10-K;

(5) Registration Statement on Form 8-A, filed on April 29, 2013 (to the extent not superseded by the information contained herein under the caption “Description of Our Capital Stock”); and

(6) All filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this prospectus (except for information in those filings that is “furnished” to, rather than “filed” with, the SEC, such as information furnished pursuant to Items 2.02 or 7.01 of Form 8-K) until the filing of a post-effective amendment to this registration statement indicating that the offering of the securities registered under this registration statement has been completed.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his, her or its written or oral request, a copy of any or all of the reports or documents referred to above that have been incorporated by reference into, but not delivered with, this prospectus excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request these documents from our Investor Relations Department, 230 Park Avenue, New York, New York 10169, telephone 212-309-8999, or you may obtain them from our corporate website at www.voya.com. Except for the documents specifically incorporated by reference into this prospectus, information contained on Voya Financial’s website or that can be accessed through its website is not incorporated into and does not constitute a part of this prospectus. Voya Financial has included its website address only as an inactive textual reference and does not intend it to be an active link to its website.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC, utilizing a shelf registration or continuous offering process. Under this shelf registration or continuous offering process, we may offer and sell any combination of securities described in this prospectus (including guarantees of the registrant and the co-registrant described herein and registered hereunder) in one or more offerings or in connection with a consent solicitation or other liability management transaction.

This prospectus describes some of the general terms that may apply to securities that we may offer and the general manner in which such securities may be offered. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of such securities being offered and the manner in which they may be offered. We and any underwriter or agent that we may from time to time retain may also provide you with other information relating to an offering, which we refer to as “other offering material”. A prospectus supplement or any such other offering material provided to you may include a discussion of any risk factors or other special considerations applicable to those securities or to us and may also include, if applicable, a discussion of material United States federal income tax considerations and considerations under the Employee Retirement Income Security Act of 1974, as amended. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or other offering material, you must rely on the information in the prospectus supplement or other offering material. Throughout this prospectus, where we indicate that information may be supplemented in an applicable prospectus supplement or supplements, that information may also be supplemented in other offering material provided to you. You should read this prospectus and any prospectus supplement or other offering material together with additional information described under the heading “Where You Can Find More Information”.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC’s web site mentioned under the heading “Where You Can Find More Information”.

Unless the context otherwise requires, we use in this prospectus the term “Voya Financial” to refer to Voya Financial, Inc., a Delaware corporation; we use the term “Voya Holdings” to refer to the co-registrant, Voya Holdings Inc., a Connecticut corporation and our wholly owned subsidiary; and we use the terms “Company,” “we,” “us” and “our” to refer to Voya Financial, Inc. together with its consolidated subsidiaries.

ABOUT VOYA FINANCIAL, INC.

We are a leading retirement, investment and employee benefits company providing complementary solutions to improve the financial outcomes of individual customers, workplace participants and institutions. Our employees are focused on executing our mission to make a secure financial future possible—one person, one family and one institution at a time. Through our complementary set of businesses, we help our customers save, grow, protect and enjoy their wealth to and through retirement. We offer our products and services through a broad group of financial intermediaries, independent producers, affiliated advisors and dedicated sales specialists throughout the United States.

Voya Financial is the holding company for all our operations, and dividends, returns of capital and interest income on intercompany indebtedness from Voya Financial’s subsidiaries are the principal sources of funds available to Voya Financial to pay principal and interest on its outstanding indebtedness, to pay corporate operating expenses, to pay any stockholder dividends and to meet its other obligations (including pursuant to any guarantees). The subsidiaries of Voya Financial are legally distinct from Voya Financial and, except to the extent that Voya Holdings, or any other subsidiary guarantor (as defined and described herein under the caption “Description of Debt Securities We May Offer—Subsidiary Guarantee; Future Subsidiary Guarantees”), has guaranteed or will guarantee any indebtedness of Voya Financial, Inc., our subsidiaries have no obligation to pay amounts due on the debt of Voya Financial or to make funds available to Voya Financial for such payments. The ability of our subsidiaries to pay dividends or other distributions to Voya Financial in the future will depend on their earnings, tax considerations, covenants contained in any financing or other agreements and applicable regulatory restrictions. In addition, such payments may be limited as a result of claims against our subsidiaries by their creditors, including suppliers, vendors, lessors and employees.

The ability of our insurance subsidiaries or non-insurance subsidiaries to pay dividends and make other distributions to Voya Financial will further depend on their ability to meet applicable regulatory standards and receive regulatory approvals. The jurisdictions in which our insurance subsidiaries are domiciled impose certain restrictions on the ability to pay dividends to their respective parents. These restrictions are based, in part, on the prior year’s statutory income and surplus for the relevant subsidiary. In general, dividends up to specified levels are considered ordinary and may be paid without prior regulatory approval. Dividends in larger amounts, or extraordinary dividends, are subject to approval by the insurance commissioner of the relevant state of domicile.

Voya Holdings, the co-registrant, is wholly owned by Voya Financial and is also a holding company, and accordingly its ability to make payments under its guarantees of our indebtedness or other securities is subject to restrictions and limitations similar to those that apply to Voya Financial, Inc.

Our principal executive office is located at 230 Park Avenue, New York, New York 10169 and our telephone number is 212-309-8200. Our website address is www.voya.com. Except for the documents specifically incorporated by reference into this prospectus, information contained on our website or that can be accessed through our website does not constitute a part of this prospectus. Our common stock is listed on the NYSE under the symbol “VOYA”. Unless specifically stated in the prospectus supplement relating to the offering of any securities other than our common stock, we do not intend to list on a securities exchange any other security being offered or sold by means of this prospectus.

RISK FACTORS

Before investing in any securities offered hereby, you should consider carefully each of the risk factors set forth in “Item 1A. Risk Factors” of our most recently filed Annual Report on Form 10-K, as supplemented and amended by the information set forth in “Part II, Item 1A. Risk Factors” of each Quarterly Report on Form 10-Q filed subsequent to our most recently filed Annual Report on Form 10-K, and any other subsequent information we file with the SEC (see “Where You Can Find More Information” in this prospectus).

USE OF PROCEEDS

Unless otherwise indicated in any prospectus supplement, Voya Financial and Voya Holdings intend to use the net proceeds from the sale of any securities for general corporate purposes.

DESCRIPTION OF DEBT SECURITIES WE MAY OFFER

A brief summary of some of the provisions of our senior debt indenture and our subordinated debt indenture that would be important to holders of debt securities is set forth below. The description is qualified in its entirety by reference to the Indenture, dated as of July 13, 2012 (the “Senior Indenture”), among the Company, as issuer, Voya Holdings as initial guarantor, and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee thereunder (the “Trustee”), under which senior debt securities may be issued and to the Junior Subordinated Indenture, dated as of May 16, 2013 (the “Subordinated Indenture”), among the Company, as issuer, Voya Holdings as initial guarantor, and the Trustee, as trustee thereunder, under which subordinated debt securities may be issued. The following description of our debt securities is only a summary of the material terms, does not purport to be complete and may be supplemented in prospectus supplements. We urge you to read the Senior Indenture and the Subordinated Indenture, including any supplements, in their entirety because the applicable indenture, and not this description, will define your rights as a beneficial holder of debt securities. As used in this “Description of Debt Securities We May Offer”, the terms “Company,” “we,” “us,” and “our” refer to Voya Financial, Inc. and not to any of its consolidated subsidiaries.

General

We may issue an unlimited aggregate principal amount of senior debt securities under the Senior Indenture and an unlimited aggregate principal amount of subordinated debt securities under the Subordinated Indenture. Neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets. Thus, by owning a debt security, you are one of our unsecured creditors.

The senior debt securities will constitute part of our senior debt, will be issued under the Senior Indenture and will rank equally with all of our other unsecured and unsubordinated obligations.

The subordinated debt securities will constitute part of our subordinated debt, will be issued under the Subordinated Indenture and will be subordinate in right of payment to all of our “senior indebtedness”, as defined in the Subordinated Indenture and described below under “—Subordination”, including our senior debt securities, and equally with all of our other unsecured and subordinated obligations.

In this prospectus, “debt securities” refers to both our senior debt securities and our subordinated debt securities.

Indentures and Trustees

Our senior debt securities and our subordinated debt securities are each governed by a document called an indenture—the Senior Indenture, in case of the senior debt securities, and the Subordinated Indenture, in the case of the subordinated debt securities. The Senior Indenture and the Subordinated Indenture are contracts between us and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as Trustee. The Senior Indenture and the Subordinated Indenture are substantially identical, except for the covenants described below under “—Restrictive Covenants Applicable to Senior Debt Securities”, which are included only in the Senior Indenture, and the provisions relating to subordination described below under “—Subsidiary Guarantee; Future Subsidiary Guarantees” and “—Subordination”, which are included only in the Subordinated Indenture.

Reference to the indenture or the Trustee with respect to any debt securities means the indenture under which those debt securities are issued and the trustee under that indenture.

The Trustee has two main roles:

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First, the Trustee can enforce your rights against us if we default on our obligations under the terms of the applicable indenture or the debt securities. There are some limitations to the extent to which the Trustee acts on your behalf, described under “—Events of Default, Notice and Waiver”; and

•	Second, the Trustee performs administrative duties for us, such as sending you interest payments, transferring your debt securities to a new holder if you sell them and sending you notices.

The Senior Indenture and the Subordinated Indenture and their associated documents contain the full legal text of the matters described in this section. The Senior Indenture and the third, fifth, sixth and seventh supplemental indentures to the Senior Indenture and the Subordinated Indenture and the first and second supplemental indentures to the Subordinated Indenture appear as exhibits to the registration statement of which this prospectus forms a part.

Issuance in Series

We may issue debt securities in one or more separate series. The prospectus supplement relating to an offering of a particular series of debt securities will specify the particular amounts, prices and terms of those debt securities. These terms may include:

•	the title of the series (which shall distinguish the series from all other series of debt securities);

•	whether it is a series of senior debt securities or a series of subordinated debt securities;

•	any limit upon the aggregate principal amount of the series that may be authenticated and delivered under the applicable indenture;

•

the person to whom any interest on a security of the series shall be payable, if other than the person in whose name that debt security is registered at close of business on the record date for such interest;

•	the date or dates on which the principal of and any premium on the securities of the series is payable or the method by which such date or dates shall be determined;

•

the rate or rates (or method for establishing the rate or rates) at which the securities of the series shall bear interest, if any, the date or dates from which such interest shall accrue, the dates on which such interest shall be payable and the record date for the interest payable (or the method for establishing such date or dates);

•	if the series of debt securities are subordinated debt securities, the terms, if any, upon which we may defer payment of interest;

•	the place or places where the principal of (and premium, if any) and interest on the securities of the series shall be payable;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which the securities of the series may be redeemed, in whole or in part, at our option;

•

our obligation, if any, to redeem or purchase the securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which the securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof, the denominations in which the securities of the series shall be issuable;

•

if other than the full principal amount thereof, the portion of the principal amount of securities of the series which shall be payable upon acceleration of maturity or the method by which such portion shall be determined;

•	if other than U.S. dollars, the currency, currencies, currency unit or currency units in which the principal of, and any premium and interest on the securities of the series shall be payable;

•

if the principal of (and premium, if any) and interest on the securities of the series are to be payable, at our election or at the election of any holder, in a currency or currencies (including composite currencies) other than that in which the securities of the series are stated to be payable, the period or periods within which, and the terms and conditions, upon which, such election may be made;

•

if the amounts of payments of principal (and premium, if any) and interest on the securities of the series may be determined with reference to an index, the manner in which such amounts shall be determined;

•

whether the defeasance covenant shall not apply to the securities of the series, and the adoption and applicability, if any, to the securities of the series of any terms and conditions similar to the defeasance covenant;

•	whether the securities of the series shall be issued in whole or in part in the form of one or more global securities and, in such case, the depository for such global security or global securities;

•

any additional or different events of default that apply to the securities of the series, and any change in the right of the Trustee or the holders of such series of securities to declare the principal thereof due and payable;

•	if the securities of such series are not to be guaranteed by any subsidiary guarantor (as defined below), an express determination to that effect;

•	any additional or different covenants that apply to the securities of the series;

•	the form of the securities of the series; and

•	any other terms of the series (which terms shall not contradict the provisions of the applicable indenture).

Subsidiary Guarantee; Future Subsidiary Guarantees

Except as otherwise provided by a supplemental indenture, senior debt securities will be guaranteed on a senior unsecured basis, and subordinated debt securities will be guaranteed on a subordinated unsecured basis, by Voya Holdings or any other of our domestic subsidiaries (any such subsidiary, together with Voya Holdings, a “subsidiary guarantor”) that becomes a borrower or guarantor under the Senior Unsecured Credit Facility (the “Credit Facility”), among Voya Financial, Voya Holdings and a syndicate of banks, dated April 20, 2012 (as it may be amended, replaced, refinanced, amended and restated, supplemented or otherwise modified from time to time, including by the Third Amended and Restated Revolving Credit Agreement, dated as of November 1, 2019). The term loan agreement, which formed part of the original Credit Facility, matured on April 20, 2014. To the extent that any subsidiary guarantor, other than Voya Holdings, guarantees debt securities offered by means of this prospectus at the time of such offering, such subsidiary guarantor will be named as a co-registrant in a post-effective amendment to the registration statement of which this prospectus forms a part or, if permitted by the applicable rules and regulations of the SEC, in the applicable prospectus supplement.

The guarantee of a subsidiary guarantor, except for Voya Holdings, if any, will terminate if such subsidiary guarantor is permanently released from its guarantee under the Credit Facility.

Each guarantee of senior debt securities, if any, constitutes the senior unsecured obligation of the applicable subsidiary guarantor and will rank equally in right of payment with all of such subsidiary guarantor’s existing and future senior unsecured indebtedness.

Each guarantee of subordinated debt securities, if any, constitutes the subordinated unsecured obligation of the applicable subsidiary guarantor and will rank equally in right of payment with all of such subsidiary guarantor’s existing and future subordinated unsecured indebtedness.

Each indenture provides that these provisions will be equally applicable to any additional guarantees that may be given in the future.

The obligations of the subsidiary guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law. By virtue of this limitation, the obligation of the subsidiary guarantor under its guarantee could be significantly less than amounts payable with respect to the guaranteed debt securities so guaranteed, or the subsidiary guarantor may have effectively no obligation under its guarantee. There is also a risk these limitations will be found by a court to be ineffective or unenforceable, subjecting the entire guarantee to avoidance under a fraudulent conveyance analysis.

We and Voya Holdings Are Holding Companies

Because we and Voya Holdings are holding companies, our and Voya Holdings’ right to participate in any distribution of assets of any subsidiary, upon the subsidiary’s liquidation or reorganization or otherwise (and thus the ability of the holders of debt securities to benefit indirectly from any such distribution), is subject to the prior claims of creditors of the subsidiary, except to the extent we or Voya Holdings may be recognized as a creditor of that subsidiary, respectively. Accordingly, debt securities will be effectively subordinated to the indebtedness and other obligations of each of our subsidiaries, including policyholder liabilities and contract owner balances, other than, in the case of senior debt securities, the indebtedness and other obligations of any subsidiary guarantor of such senior debt securities and, in the case of subordinated debt securities, the non-senior indebtedness (as described below in “—Subordination”) of any subsidiary guarantor of such subordinated debt securities.

Consolidation, Merger, Sale of Assets and Other Transactions

So long as any series of debt securities is outstanding, we may not merge with or into or consolidate with another person or sell, assign, transfer, lease or convey all or substantially all of our properties and assets to, any other person other than our direct or indirect wholly owned subsidiary, and no person may merge with or into or consolidate with us or, except for any of our direct or indirect wholly owned subsidiary, sell, assign, transfer, lease or convey all or substantially all of its properties and assets to us, unless:

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we are the surviving corporation or the person formed by or surviving such merger or consolidation or to which such sale, assignment, transfer, lease or conveyance has been made, if other than us, is a corporation organized and validly existing under the laws of the United States, any State thereof or the District of Columbia, and has expressly assumed by supplemental indenture all of our obligations under the debt securities and the applicable indenture;

•

immediately after giving effect to such transaction, no Event of Default (as defined below) or event that, after notice or lapse of time or both would become an Event of Default, has occurred and is continuing; and

•

we deliver to the Trustee an officers’ certificate and an opinion of counsel, each stating that the supplemental indenture required in connection with the transaction complies with the applicable indenture.

Each indenture provides that, for the avoidance of doubt, a sale or other disposition of Security Life of Denver International Limited or its assets does not constitute a sale or other disposition of substantially all of our properties and assets.

Events of Default, Notice and Waiver

The following shall constitute “Events of Default” under the applicable indenture with respect to a series of debt securities, unless otherwise stated in a prospectus supplement:

•	our failure to pay any interest (including additional interest) on the debt securities of that series when due and payable, continued for 30 days;

•

our failure to pay principal (or premium, if any) on the debt securities of that series when due, regardless of whether such payment became due because of maturity, redemption, acceleration or otherwise;

•	our failure to observe or perform any other of our covenants or agreements with respect to the debt securities of that series for 90 days after we receive notice of such failure;

•

certain events of default under any indebtedness for money borrowed by us or by any subsidiary guarantor which results in a principal amount in excess of $100,000,000 of indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, if such acceleration shall not have been rescinded or annulled, or such indebtedness shall not have been discharged, within a period of 15 days after written notice has been provided to us in accordance with the applicable indenture by the Trustee or to us and the Trustee by the holders of at least 25% in aggregate principal amount of that series of debt securities then outstanding, specifying such event of default and requiring us to cause such acceleration to be rescinded or annulled or to cause such indebtedness to be discharged;

•	certain events of bankruptcy, insolvency or reorganization of our Company or any subsidiary guarantor; and

•	any other Event of Default provided with respect to the debt securities of that series.

If an Event of Default with respect to a series of debt securities shall occur and be continuing, the Trustee or the holders of at least 25% in aggregate principal amount of that series of debt securities then outstanding may declare, by notice as provided in the applicable indenture, the principal amount (or such lesser amount as may be provided for in the securities) of all the debt securities of that series outstanding to be due and payable immediately; provided that, in the case of an Event of Default involving certain events of bankruptcy, insolvency or reorganization, acceleration is automatic; and, provided further, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal, have been cured or waived. Upon the acceleration of the maturity of original issue discount securities, an amount less than the principal amount thereof will become due and payable.

Any past default under the applicable indenture with respect to a series of debt securities, and any Event of Default arising therefrom, may be waived by the holders of a majority in principal amount of that series of debt securities then outstanding, except in the case of (i) default in the payment of the principal of (or premium, if any) or interest on the debt securities, or (ii) default in respect of a covenant or provision which may not be amended or modified without the consent of the holder of each debt security affected.

The Trustee is required, within 90 days after the occurrence of a default (which is known to the Trustee and is continuing), with respect to any series of debt securities (without regard to any grace period or notice requirements), to give to the holders of such series of debt securities notice of such default; provided, however, that, except in the case of a default in the payment of the principal of (and premium, if any) or interest on any debt securities or in the payment of any sinking fund installment with respect to such series of debt securities, the Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of such series of debt securities. The Trustee, subject to its duties during default to act with the required standard of care, may require indemnification by the holders of a series of debt securities with respect to which a default has occurred before proceeding to exercise any right or power under the applicable indenture at the request of the holders of such series of debt securities. Subject to such right of indemnification and to certain other limitations, the holders of a majority in aggregate principal amount of a series of debt securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to such series of debt securities.

No holder of debt securities may institute any action against us under the applicable indenture (except actions for payment of overdue principal of (and premium, if any) or interest on such debt securities or for the conversion or exchange of such debt security in accordance with its terms) unless (i) the holder has given to the Trustee written notice of an Event of Default and of the continuance thereof with respect to the debt securities specifying an Event of Default, as required under the applicable indenture, (ii) the holders of at least 25% in aggregate principal amount of such series of debt securities then outstanding under the applicable indenture shall have requested the Trustee to institute such action and offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request, and (iii) the Trustee shall not have instituted such action within 60 days of such request.

We are required to furnish annually to the Trustee statements as to our compliance with all conditions and covenants under the applicable indenture.

Defeasance

We may discharge certain obligations to holders of debt securities of any series which have not already been delivered to the Trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the Trustee cash or, in the case of debt securities payable only in U.S. dollars, U.S. government obligations (as defined in the applicable indenture), as trust funds in an amount certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of (and premium, if any) and interest on such debt securities.

We may elect either (i) to defease and be discharged from any and all obligations with respect to such series of debt securities (“defeasance”) or (ii) to be released from our obligations with respect to certain covenants applicable to such series of debt securities (“covenant defeasance”), upon the deposit with the Trustee, in trust for such purpose, of cash and/or government obligations which, through the payment of principal and interest in accordance with their terms, will provide money in an amount sufficient, without reinvestment, to pay the principal of (and premium, if any) or interest on the debt securities of such series to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. We must comply with the conditions in the applicable indenture in order to be deemed to have paid and discharged the entire indebtedness represented by a series of debt securities of a series then outstanding. As a condition to defeasance or covenant defeasance, we must deliver to the Trustee an opinion of counsel to the effect that the holders of such series of debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring, in the case of senior debt securities, after the date of the Senior Indenture, or, in the case of subordinated debt securities, after the issue date of such series of subordinated debt securities. In addition, in the case of either defeasance or covenant defeasance, we shall have delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with and that such defeasance or covenant defeasance shall not cause any securities of such series then listed on any registered national securities exchange to be delisted. The Subordinated Indenture provides that we shall also have delivered to the Trustee an opinion of counsel substantially to the effect that the trust funds deposited will not be subject to any rights of holders of senior indebtedness, and after the 90th day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally.

We may exercise our defeasance option with respect to a series of debt securities notwithstanding our prior exercise of our covenant defeasance option upon such series of debt securities.

Modification and Waiver

We and the Trustee may supplement the applicable indenture for certain purposes which would not materially adversely affect the interests or rights of the holders of debt securities of any series without the consent of those holders. We and the Trustee may also modify the applicable indenture or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities of any series with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of such series issued under the applicable indenture. However, the applicable indenture requires the consent of each holder of debt securities that would be affected by any modification which would:

•

extend the fixed maturity of the debt securities of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof;

•	change the place of payment of any debt security;

•	change the currency in which any debt security or any premium or interest is payable;

•	impair the right to enforce any payment on or with respect to the any debt security;

•	adversely change the right to convert or exchange, including decreasing the conversion rate or the conversion price of, such debt security (if applicable);

•

reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the applicable indenture or for waiver of compliance with certain provisions of the applicable indenture or for waiver of certain defaults;

•	reduce the requirements contained in the applicable indenture for quorum or voting;

•	modify any guarantee in a manner that would adversely affect the holders of any debt security; or

•	modify any of the above provisions.

Restrictive Covenants Applicable to Senior Debt Securities

The Senior Indenture provides for the following restrictive covenants applicable to senior debt securities:

Limitation on Liens. So long as any series of senior debt securities is outstanding, neither we nor any of our subsidiaries will create, assume, incur or guarantee any indebtedness for borrowed money which is secured by a mortgage, pledge, lien, security interest or other encumbrance on any capital stock of any Restricted Subsidiary (as defined in the Senior Indenture).

However, this restriction will not apply if each series of senior debt securities then outstanding is secured at least equally and ratably with the otherwise prohibited secured indebtedness so long as it is outstanding.

Limitations on Dispositions of Stock of Certain Subsidiaries. So long as any series of senior debt securities is outstanding and subject to the provisions of the Senior Indenture regarding mergers, consolidations and sales of assets, neither we nor any of our subsidiaries will sell or otherwise dispose of any shares of capital stock (other than preferred stock having no voting rights of any kind) of any Restricted Subsidiary except for:

•	a sale or other disposition of any of such stock to our wholly owned subsidiary;

•	a sale or other disposition of all of a subsidiary’s stock for at least fair value (as determined by our Board of Directors acting in good faith); or

•

a sale or other disposition required to comply with an order of a court or regulatory authority of competent jurisdiction, other than an order issued at our request or the request of any of our subsidiaries.

Subordination

The payment of the principal of and interest on subordinated debt securities is expressly subordinated, to the extent and in the manner set forth in the Subordinated Indenture, in right of payment and upon liquidation to the prior payment in full of all of our senior indebtedness, including all senior debt securities we have issued and will issue under the Senior Indenture. Each guarantee of subordinated debt securities will be the unsecured, subordinated obligation of the relevant subsidiary guarantor and is expressly subordinated, to the extent and in the manner set forth in the Subordinated Indenture, in right of payment and upon liquidation to the prior payment in full of all of such subsidiary guarantor’s senior indebtedness.

Subject to the qualifications described below, the term “senior indebtedness” is defined in the Subordinated Indenture to include principal of, premium (if any) and interest on and any other payment due pursuant to any of the following, in each case of ours or the relevant subsidiary guarantor, whether incurred prior to, on or after the date of the offering of a series of subordinated debt securities:

•	all obligations (other than obligations pursuant to the Subordinated Indenture and the subordinated debt securities) for money borrowed;

•

all obligations evidenced by securities, notes (other than any series of subordinated debt securities), debentures, bonds or other similar instruments (other than the guarantee of a subsidiary guarantor of subordinated debt securities), including obligations incurred in connection with the acquisition of property, assets or businesses;

•	all capital lease obligations;

•	all reimbursement obligations with respect to letters of credit, bankers’ acceptances or similar facilities issued for our account;

•

all obligations issued or assumed as the deferred purchase price of property or services, including all obligations under master lease transactions pursuant to which we or any of our subsidiaries have agreed to be treated as owner of the subject property for U.S. federal income tax purposes;

•

all payment obligations under interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements at the time of determination, including any such obligations we incurred solely to act as a hedge against increases in interest rates that may occur under the terms of other outstanding variable or floating rate indebtedness of ours; and

•

all obligations of the types referred to in the preceding bullet points of another person and all dividends of another person the payment of which, in either case, we or the subsidiary guarantor has assumed or guaranteed or for which we or the subsidiary guarantor is responsible or liable, directly or indirectly, jointly or severally, as obligor, guarantor or otherwise.

Subordinated debt securities will rank senior to all of our equity securities and pari passu with any debt securities outstanding or that we issue in the future that are expressly stated to rank equally with the subordinated debt securities (collectively, our “pari passu securities”). Each guarantee of subordinated debt securities will rank senior to all of the relevant subsidiary guarantor’s equity securities and pari passu with all of the debt securities and guarantees of such subsidiary guarantor that are expressly stated to rank equally with its guarantee.

The senior indebtedness will continue to be senior indebtedness and entitled to the benefits of the subordination provisions of the Subordinated Indenture irrespective of any amendment, modification or waiver of any term of the senior indebtedness or extension or renewal of the senior indebtedness. Notwithstanding anything to the contrary in the foregoing, senior indebtedness will not include (1) obligations to trade creditors created or assumed by us or the relevant subsidiary guarantor in the ordinary course of business or (2) indebtedness that is by its terms subordinate, or not superior, in right of payment to the subordinated debt securities, including our pari passu securities, or those of the relevant subsidiary guarantor, as the case may be.

If either of the following circumstances exists, we will first pay all senior indebtedness, including any interest accrued after such events occur, in full before we make any payment or distribution, whether in cash, securities or other property, on account of the principal of or interest on the subordinated debt securities:

•

in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, assignment for creditors or other similar proceedings or events involving us or our assets; or

•

(a) in the event and during the continuation of any default in the payment of principal of or premium (if any) or interest on any senior indebtedness beyond any applicable grace period, (b) in the event that any Event of Default with respect to any senior indebtedness has occurred and is continuing, permitting the direct holders of that senior indebtedness (or a trustee) to accelerate the maturity of that senior indebtedness, whether or not the maturity is in fact accelerated (unless, in the case of either (a) or (b), the payment default or Event of Default has been cured or waived or ceased to exist and any related acceleration has been rescinded), or (c) in the event that any judicial proceeding is pending with respect to a payment default or Event of Default described in (a) or (b).

In such events, we will pay or deliver directly to the holders of senior indebtedness any payment or distribution otherwise payable or deliverable to holders of the subordinated debt securities. We will make the payments to the holders of senior indebtedness according to priorities existing among those holders until we have paid all senior indebtedness, including accrued interest, in full.

If such events of insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, assignment for creditors or other similar proceedings or events involving us or our assets as described in the first bullet above occur, after we have paid in full all amounts owed on senior indebtedness, the holders of subordinated debt securities together with the holders of any of our other pari passu securities will be entitled to receive from our remaining assets any principal of or premium or interest on the subordinated debt securities and such other obligations due at that time before we make any payment or other distribution on account of any of our capital stock or obligations ranking junior to the subordinated debt securities.

If we breach the Subordinated Indenture by making a payment or distribution to holders of the subordinated debt securities before we have paid all the senior indebtedness in full, then such holders of the subordinated debt securities will have to pay or transfer the payments or distributions to the trustee in bankruptcy, receiver, liquidating trustee or other person distributing our assets for payment of the senior indebtedness.

Because of the subordination provisions, if we become insolvent, holders of senior indebtedness may receive more, ratably, and holders of the subordinated debt securities having a claim pursuant to such securities may receive less, ratably, than our other creditors. This type of subordination will not prevent an Event of Default from occurring under the Subordinated Indenture in connection with the subordinated debt securities.

The Subordinated Indenture places no limitation on the amount of senior indebtedness that we may incur. We expect from time to time to incur additional indebtedness and other obligations constituting senior indebtedness.

Payment and Paying Agents

Payment of interest on a debt security on any interest payment date will be made to the person in whose name the security is registered at the close of business on the record date for the interest.

Principal, interest and premium on a debt security will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time. Notwithstanding the foregoing, at our option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.

All moneys paid by us to a paying agent for the payment of the principal, interest or premium on any debt security which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to us upon request, and the holder of such debt security thereafter may look only to us for payment thereof.

Exchanges and Transfers

Holders may exchange or transfer debt securities at the office of the Trustee. Holders may also replace lost, stolen, destroyed or mutilated debt securities at that office. The Trustee acts as our agent for registering the debt securities in the names of holders and transferring the debt securities. We may change this appointment to another entity or perform these services ourselves. The entity performing the role of maintaining the list of registered direct holders is called the “security registrar”. It will also register transfers of the debt securities.

Holders will not be required to pay a service charge to transfer or exchange the debt securities, but holders may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will only be made if the security registrar is satisfied with holders’ proof of ownership.

We may cancel the designation of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

Governing Law

The Senior Indenture and the Subordinated Indenture are, and the debt securities will be, governed by, and construed in accordance with, the internal laws of the State of New York, without regard to its principles of conflicts of laws.

Relationship with the Trustee

The Trustee under the Senior Indenture and the Subordinated Indenture is U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association). We and our subsidiaries maintain ordinary banking and trust relationships with a number of banks and trust companies, including affiliates of the Trustee.

Tax Considerations

Important United States federal income tax considerations and consequences applicable to a series of debt securities may be described in the applicable prospectus supplement.

DESCRIPTION OF OUR GUARANTEES

Voya Financial, either independently or together with Voya Holdings, may offer guarantees of certain securities, including debt securities of our subsidiaries, for consideration that may include cash, consents or exchanges of existing securities. Such guarantees will be unsecured, and any such Voya Holdings guarantees will be guaranteed by Voya Financial. Except as otherwise described in any applicable prospectus supplement, each guarantee will be a full and unconditional guarantee of the prompt payment, when due, of any amount owed to the holders of the guaranteed securities, and any other amounts due pursuant to any indenture, fiscal agency agreement or other contract governing such securities. We will describe the particular terms of any guarantee we offer in the applicable prospectus supplement, which may add, update or change the information on guarantees set forth herein.

Each of Voya Financial and Voya Holdings are holding companies, and accordingly their ability to make payments under their respective guarantees is subject to restrictions and limitations as described above in “About Voya Financial, Inc.”

Guarantees of Voya Holdings of debt securities issued by Voya Financial are also registered hereunder as described herein under the caption “Description of Debt Securities We May Offer—Subsidiary Guarantee; Future Subsidiary Guarantees”.

The description in the applicable prospectus supplement of any guarantees we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable documents pursuant to which the guarantees will be issued, which will be filed with the SEC if we offer such guarantees. We urge you to read the applicable documents pursuant to which the guarantees will be issued and any applicable prospectus supplement in their entirety.

DESCRIPTION OF OUR CAPITAL STOCK

A brief summary of some of the provisions of our amended and restated certificate of incorporation, amended and restated by-laws and relevant sections of the Delaware General Corporation Law (“DGCL”) is set forth below. The description is qualified in its entirety by reference to our amended and restated certificate of incorporation and our amended and restated by-laws that are filed as exhibits to the registration statement of which this prospectus forms a part. The following description of our capital stock and provisions of our amended and restated certificate of incorporation and our amended and restated by-laws is only a summary of such provisions and instruments, does not purport to be complete and may be supplemented in prospectus supplements. We urge you to read our amended and restated certificate of incorporation and our amended and restated by-laws in their entirety because they, and not this description, will define your rights as a beneficial holder of our capital stock. As used in this “Description of Our Capital Stock”, the terms “Company”, “we”, “us” and “our” refer to Voya Financial, Inc. and not to any of its consolidated subsidiaries.

Authorized Capital Stock

Our authorized capital stock consists of 1,000,000,000 shares, including: (i) 900,000,000 shares of our common stock, $0.01 par value per share, and (ii) 100,000,000 shares of preferred stock, $0.01 par value per share. As of October 26, 2022, we had outstanding 97,169,617 shares of our common stock, held of record by 53 stockholders, including Cede & Co., the nominee of The Depository Trust Company, through which shares held in “street name” are held. As of September 30, 2022, we had outstanding (i) 625,000 shares of our preferred stock, which consisted of 325,000 shares of our 6.125% Fixed-Rate Reset Non-Cumulative Preferred Stock, Series A, and (ii) 300,000 shares of our 5.35% Fixed-Rate Reset Non-Cumulative Preferred Stock, Series B, represented by depositary shares; each with a liquidation preference of $1,000 per share.

Common Stock

Holders of our common stock are entitled to one vote per share on all matters submitted to a vote of stockholders, including the election of directors. Our common stockholders are not entitled to cumulative voting in the election of directors. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of our common stock are entitled to receive ratably such dividends as may be declared by our Board of Directors out of funds legally available therefor if our Board of Directors, in its discretion, determines to issue dividends and only then at the times and in the amounts that our Board of Directors may determine. Upon the liquidation, dissolution or winding-up of our Company, the holders of our common stock are entitled to receive their ratable share of the net assets of our Company available after payment of all debts and other liabilities, subject to the prior preferential rights and payment of liquidation preferences, if any, of any outstanding shares of preferred stock. Holders of our common stock have no preemptive, subscription or redemption rights. There are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.

Preferred Stock

Our Board of Directors has the authority, subject to the limitations imposed by Delaware law, without any further vote or action by our stockholders, to issue preferred stock in one or more series and to fix the designations, powers, preferences, limitations and rights of the shares of each series, including:

•	dividend rates;

•	terms of, and conditions upon, dividends payable to holders;

•	conversion and exchange rights;

•	voting rights;

•	repurchase obligations of our Company;

•	terms of redemption and liquidation preferences; and

•	the number of shares constituting each series.

Satisfaction of any dividend preferences of outstanding shares of preferred stock would reduce the amount of funds available for the payment of dividends on shares of our common stock. Holders of shares of preferred stock may be entitled to receive a preference payment in the event of our liquidation, dissolution or winding-up before any payment is made to the holders of shares of our common stock.

Our Board of Directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of our company and may adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock.

Certain Anti-Takeover Provisions of our Amended and Restated Certificate of Incorporation, our Amended and Restated By-Laws and Applicable Law

Certain provisions of our amended and restated certificate of incorporation, amended and restated by-laws, Delaware law and insurance regulations applicable to our business may discourage or make more difficult a takeover attempt that a stockholder might consider in his, her or its best interest. These provisions may also adversely affect prevailing market prices for our common stock. We believe that the benefits of increased protection give us the potential ability to negotiate with the proponent of an unsolicited proposal to acquire or restructure us and outweigh the disadvantage of discouraging those proposals because negotiation of the proposals could result in an improvement of their terms.

For example, our amended and restated certificate of incorporation and amended and restated by-laws prohibit stockholders from calling special meetings of our stockholders and from taking action by written consent. Also, to the extent that our stockholders seek to amend our amended and restated by-laws, our amended and restated certificate of incorporation requires the affirmative vote of not less than two-thirds of the outstanding shares entitled to vote on the matter.

Section 203 of the Delaware General Corporation Law

As a Delaware corporation, we are subject to Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation’s voting stock. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•	before the stockholder became interested, the Board of Directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and officers; or

•

at or after the time the stockholder became interested, the business combination was approved by the Board of Directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

A Delaware corporation may “opt out” of Section 203 with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or by-laws resulting from amendments approved by holders of at least a majority of the corporation’s outstanding voting shares. We have not elected to “opt out” of Section 203.

Board of Directors

Our amended and restated certificate of incorporation provides that the number of directors of the Company will be established from time to time pursuant to our amended and restated by-laws. See the Definitive Proxy Statement on Schedule 14A, filed on April 14, 2022, which is incorporated by reference into this prospectus.

Exclusive Forum

Our amended and restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of fiduciary duty owed by any of our directors, officers or other employees to us or to our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or (iv) any action asserting a claim governed by the internal affairs doctrine.

Insurance Regulations

The insurance laws and regulations of the various states in which our insurance subsidiaries are organized may delay or impede a business combination involving us or our subsidiaries. State insurance laws prohibit an entity from acquiring control of an insurance company without the prior approval of the domestic insurance regulator. Under most states’ statutes, an entity is presumed to have control of an insurance company if it owns, directly or indirectly, ten percent or more of the voting stock of that insurance company or its parent company. These regulatory restrictions may delay, deter or prevent a potential merger or sale of our Company, even if our Board of Directors decides that it is in the best interests of stockholders for us to merge or be sold. These restrictions also may delay sales by us or acquisitions by third parties of our subsidiaries.

Limitation of Liability and Indemnification of Directors and Officers

Our amended and restated certificate of incorporation includes provisions that limit the personal liability of our directors for monetary damages for breach of their fiduciary duties as directors, except to the extent that such limitation is not permitted under the DGCL. Such limitation shall not apply, except to the extent permitted by the DGCL, to (i) any breach of a director’s duty of loyalty to us or our stockholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) any unlawful payment of a dividend or unlawful stock repurchase or redemption, as provided in Section 174 of the DGCL, or (iv) any transaction from which the director derived an improper personal benefit. These provisions will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director’s breach of his or her duty of care.

Our amended and restated certificate of incorporation and our amended and restated by-laws provide for indemnification, to the fullest extent permitted by the DGCL, of any person made or threatened to be made a party to any action, suit or proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or, at the request of the Company, serves or served as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or any other enterprise, against all expenses, judgments, fines, amounts paid in settlement and other losses actually and reasonably incurred in connection with the defense or settlement of such action, suit or proceeding. In addition, we have entered into indemnification agreements with our executive officers and directors pursuant to which we have agreed to indemnify each such executive officer and director to the fullest extent permitted by the DGCL.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Listing

Our common stock is listed on the NYSE under the symbol “VOYA”.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock and preferred stock is Computershare Trust Company, N.A. The transfer agent’s address is 150 Royall Street, Canton, Massachusetts 02021.

DESCRIPTION OF DEPOSITARY SHARES

We may, at our option, elect to offer fractional shares of preferred stock, which we call depositary shares, rather than full shares of preferred stock. If we do, we will issue to the public receipts, called depositary receipts, for depositary shares, each of which will represent a fraction, to be specified in the applicable prospectus supplement, of a share of a particular series of preferred stock. Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share. Those rights include, as applicable, dividend, voting, redemption, conversion and liquidation rights.

The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions and pay certain charges.

The applicable prospectus supplement will identify the depositary, describe the specific terms of any depositary shares and the material terms of the related deposit agreement. The description in the applicable prospectus supplement of any depositary shares we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable deposit agreement and depositary receipt, which will be filed with the SEC if we offer depositary shares. We urge you to read the applicable deposit agreement, the applicable depositary receipt and any applicable prospectus supplement in their entirety.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our debt securities, common stock or preferred stock. The warrants may be issued independently or together with any underlying securities and may be attached or separate from those underlying securities. We will issue each series of warrants under one or more warrant agreements to be entered into between us and a warrant agent to be named in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:

•	the title of the warrants;

•	the total number of warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, amount and terms of the underlying securities purchasable upon exercise of the warrants;

•	the price or prices at which the underlying securities purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	if applicable, the date on and after which the warrants and the underlying securities purchasable upon exercise of the warrants will be separately transferable;

•	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

•	if applicable, a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

•	information with respect to book-entry procedures, if any; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Each warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised as set forth in the applicable prospectus supplement. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

The description in the applicable prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement and warrant certificate, which will be filed with the SEC if we offer warrants. We urge you to read the applicable warrant certificate, the applicable warrant agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS WE MAY OFFER

The applicable prospectus supplement will describe the terms of any units. The following description and any description of units in the applicable prospectus supplement may not be complete and is subject to, and is qualified in its entirety by reference to, the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units that we will file with the SEC as an exhibit to the registration statement of which this prospectus forms a part in connection with a public offering of units.

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION

Initial Offering and Sale of Securities

We may sell the securities covered by this prospectus in any of the following ways (or in any combination):

•	through underwriters or dealers, whether individually or through an underwriting syndicate led by one or more managing underwriters;

•	directly to one or more purchasers;

•	through agents; or

•	in connection with a consent solicitation or other liability management transaction.

In addition, the securities may be issued as a dividend or distribution or in a subscription rights offering to existing holders of securities. In some cases, we or dealers acting with us or on our behalf may also purchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price, or prices which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to those prevailing market prices;

•	at prices determined by an auction process; or

•	at negotiated prices.

The applicable prospectus supplement will include the names of underwriters, dealers or agents retained. The applicable prospectus supplement will also include the purchase price of the securities, our proceeds from the sale, any underwriting discounts or commissions and other items constituting underwriters’ compensation, and any securities exchanges on which the securities are listed.

The underwriters will acquire the securities for their own account. They may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to some conditions. The underwriters will be obligated to purchase all the securities offered if any of the securities are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

Until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, underwriters are permitted to engage in some transactions that stabilize the price of securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities, so long as stabilizing bids do not exceed a specified maximum.

In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they hold, and must be closed out by purchasing those securities in the open market. Stabilizing transactions consist of various bids for or purchases made by the underwriters in the open market prior to the completion of an offering.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriting syndicate a portion of the underwriting discount received by it because the underwriting syndicate has repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.

These activities by the underwriters, as well as other purchases by the underwriters for their own account, may have the effect of preventing or retarding a decline in the market price of the securities, and may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security before the distribution is completed.

We make no representations or predictions as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we make no representations that the underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions under the Securities Act.

We may have agreements with the underwriters, dealers and agents to indemnify them against some civil liabilities, including liabilities under the Securities Act, or to contribute to payments which the underwriters, dealers or agents may be required to make.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.

We may authorize underwriters, dealers and agents to solicit offers by some specified institutions to purchase securities from us at the public offering price stated in the applicable prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future.

These contracts will be subject only to those conditions included in the applicable prospectus supplement, and the applicable prospectus supplement will state the commission payable for solicitation of these contracts.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters as defined in the Securities Act and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

Unless otherwise specified in any prospectus supplement, each series of the securities will be a new issue with no established trading market, other than our common stock. Any common stock sold pursuant to a prospectus supplement will be listed on the NYSE, subject to official notice of issuance. We may elect to list any other securities on an exchange, but are not obligated to do so. Any underwriters who purchase securities from us for public offering and sale may make a market in those securities, but these underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you that there will be a trading market for any securities, and, if a trading market for any securities does develop, we cannot assure you that such market will be liquid. Any guarantees of securities may only be resold in conjunction with the sale of the underlying securities.

Remarketing Transactions and Other Resales

We may use this prospectus in connection with offers and sales of the securities in remarketing transactions and other resales. In a remarketing transaction, we may resell a security acquired from other holders, after the original offering and sale of the security. Resales may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices.

In connection with a remarketing transaction, one or more firms, referred to as “remarketing firms”, may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts. These remarketing firms will offer or sell the securities pursuant to the terms of the securities. The applicable prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled to indemnification by us under agreements that may be entered into with us against certain civil liabilities, including liabilities under the Securities Act, or contribution to payments which the remarketing firms may be required to make. Remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE OF DEBT SECURITIES

References to “Voya Financial,” “us,” “we” or “our” in this section mean Voya Financial, Inc. and do not include our subsidiaries. In this section we describe special considerations that will apply to registered debt securities issued in global—i.e., book-entry—form. First, we describe the difference between legal ownership and indirect ownership of registered debt securities. Then we describe special provisions that apply to global debt securities. In the case of a global security representing other securities, the applicable prospectus supplement will describe additional applicable considerations.

Who Is the Legal Owner of a Registered Debt Security?

Each debt security in registered form will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of debt securities. We refer to those who have debt securities registered in their own names, on the books that we or the trustee or other agent maintain for this purpose, as the “holders” of those debt securities. These persons are the legal holders of the debt securities. We refer to those who, indirectly through others, own beneficial interests in debt securities that are not registered in their own names as indirect owners of those debt securities. As we discuss below, indirect owners are not legal holders, and investors in debt securities issued in book-entry form or in street name will be indirect owners.

Book-Entry Owners

We will issue each debt security in book-entry form only. This means debt securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the debt securities on behalf of themselves or their customers.

Under each indenture, only the person in whose name a debt security is registered is recognized as the holder of that debt security. Consequently, for debt securities issued in global form, we will recognize only the depositary as the holder of the debt securities and we will make all payments on the debt securities, including deliveries of any property other than cash, to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the debt securities.

As a result, investors will not own debt securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the debt securities are issued in global form, investors will be indirect owners, and not holders, of the debt securities.

Street Name Owners

In the future we may terminate a global security or issue debt securities initially in non-global form. In these cases, investors may choose to hold their debt securities in their own names or in street name. Debt securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those debt securities through an account he or she maintains at that institution.

For debt securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the debt securities are registered as the holders of those debt securities and we will make all payments on those debt securities, including deliveries of any property other than cash, to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold debt securities in street name will be indirect owners, not holders, of those debt securities.

Legal Holders

Our obligations as well as the obligations of the trustee under any indenture and any other third parties employed by us, the trustee or any of those agents, run only to the holders of the debt securities. We have no obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a debt security or has no choice because we are issuing the debt securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for that payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose—e.g., to amend the indenture for a series of debt securities or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture—we would seek the approval only from the holders, and not the indirect owners, of the relevant debt securities. Whether and how the holders contact the indirect owners is up to the holders.

When we refer to “you” in this prospectus, we mean those who invest in the debt securities being offered by this prospectus, whether they are the holders or only indirect owners of those debt securities. When we refer to “your debt securities” in this prospectus, we mean the debt securities in which you will hold a direct or indirect interest.

Special Considerations for Indirect Owners

If you hold debt securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	whether and how you can instruct it to exchange or convert a debt security for or into other property;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you debt securities registered in your name so you can be a holder, if that is permitted in the future;

•	how it would exercise the rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the global debt securities are in book-entry form, how the depository’s rules and procedures will affect these matters.

What is a Global Security?

We will issue each debt security in book-entry form only. Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of one or more financial institutions or clearing systems, or their nominees, which we select. A financial institution or clearing system that we select for any debt security for this purpose is called the “depositary” for that debt security. A debt security will usually have only one depositary but it may have more.

Each series of debt securities will have one or more of the following as the depositaries:

•	The Depository Trust Company, New York, New York, which is known as “DTC”;

•	a financial institution holding the debt securities on behalf of Euroclear Bank SA/NV, as operator of the Euroclear system, which is known as “Euroclear”;

•	a financial institution holding the debt securities on behalf of Clearstream Banking, S.A., which is known as “Clearstream”; and

•	any other clearing system or financial institution named in the applicable prospectus supplement.

The depositaries named above may also be participants in one another’s systems. Thus, for example, if DTC is the depositary for a global security, investors may hold beneficial interests in that security through Euroclear or Clearstream, as DTC participants. The depositary or depositaries for your debt securities will be named in your prospectus supplement; if none is named, the depositary will be DTC.

A global security may represent one or any other number of individual debt securities. Generally, all debt securities represented by the same global security will have the same terms. We may, however, issue a global security that represents multiple debt securities of the same kind that have different terms and are issued at different times. We call this kind of global security a master global security. Your prospectus supplement will not indicate whether your debt securities are represented by a master global security.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “—Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated”. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all debt securities represented by a global security, and investors will be permitted to own only indirect interests in a global security. Indirect interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose debt security is represented by a global security will not be a holder of the debt security, but only an indirect owner of an interest in the global security.

If the prospectus supplement for a particular debt security indicates that the debt security will be issued in global form only, then the debt security will be represented by a global security at all times unless and until the global security is terminated. We describe the situations in which this can occur below under “—Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated”. If termination occurs, we may issue the debt securities through another book-entry clearing system or decide that the debt securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect owner, an investor’s rights relating to a global security will be governed by the account rules of the depositary and those of the investor’s financial institution or other intermediary through which it holds its interest (e.g., Euroclear or Clearstream, if DTC is the depositary), as well as general laws relating to securities transfers. We do not recognize this type of investor or any intermediary as a holder of debt securities and instead deal only with the depositary that holds the global security.

If debt securities are issued only in the form of a global security, an investor should be aware of the following:

•

an investor cannot cause the debt securities to be registered in his, her or its own name, and cannot obtain non-global certificates for his, her or its interest in the debt securities, except in the special situations we describe below;

•

an investor will be an indirect holder and must look to his, her or its own bank or broker for payments on the debt securities and protection of his, her or its legal rights relating to the debt securities, as we describe above under “—Who Is the Legal Owner of a Registered Debt Security?”;

•	an investor may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their debt securities in non-book-entry form;

•

an investor may not be able to pledge his, her or its interest in a global security in circumstances where certificates representing the debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•

the depositary’s policies will govern payments, deliveries, transfers, exchanges, notices and other matters relating to an investor’s interest in a global security, and those policies may change from time to time. We and the trustee will have no responsibility for any aspect of the depositary’s policies, actions or records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

•

the depositary will require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your broker or bank may require you to do so as well; and

•

financial institutions that participate in the depositary’s book-entry system and through which an investor holds its interest in the global securities, directly or indirectly, may also have their own policies affecting payments, deliveries, transfers, exchanges, notices and other matters relating to the debt securities, and those policies may change from time to time. For example, if you hold an interest in a global security through Euroclear or Clearstream, when DTC is the depositary, Euroclear or Clearstream, as applicable, will require those who purchase and sell interests in that security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will be Terminated

If we issue any series of debt securities in book-entry form but we choose to give the beneficial owners of that series the right to obtain non-global securities, any beneficial owner entitled to obtain non-global securities may do so by following the applicable procedures of the depositary, any transfer agent or registrar for that series and that owner’s bank, broker or other financial institution through which that owner holds its beneficial interest in the debt securities. If you are entitled to request a non-global certificate and wish to do so, you will need to allow sufficient lead time to enable us or our agent to prepare the requested certificate.

In addition, in a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the debt securities it represented. After that exchange, the choice of whether to hold the debt securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors above under “—Who Is the Legal Owner of a Registered Debt Security?”.

The special situations for termination of a global security are as follows:

•

if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 60 days;

•	if we notify the trustee that we wish to terminate that global security; or

•	in the case of a global security representing debt securities issued under an indenture, if an event of default has occurred with regard to these debt securities and has not been cured or waived.

If a global security is terminated, only the depositary, and not we or the trustee for any debt securities is responsible for deciding the names of the institutions in whose names the debt securities represented by the global security will be registered and, therefore, who will be the holders of those debt securities.

Considerations Relating to Euroclear and Clearstream

Euroclear and Clearstream are securities clearance systems in Europe. Both systems clear and settle securities transactions between their participants through electronic, book-entry delivery of securities against payment.

Euroclear and Clearstream may be depositaries for a global security. In addition, if DTC is the depositary for a global security, Euroclear and Clearstream may hold interests in the global security as participants in DTC.

As long as any global security is held by Euroclear or Clearstream, as depositary, you may hold an interest in the global security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream. If Euroclear or Clearstream is the depositary for a global security and there is no depositary in the United States, you will not be able to hold interests in that global security through any securities clearance system in the United States.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the debt securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants, and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on one hand, and participants in DTC, on the other hand, when DTC is the depositary, would also be subject to DTC’s rules and procedures.

Special Timing Considerations for Transactions in Euroclear and Clearstream

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any debt securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the debt securities through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchases or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

VALIDITY OF THE SECURITIES

Unless otherwise specified in any prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, New York, New York, and for the underwriters by counsel to the underwriters that will be named in the applicable prospectus supplement. Unless otherwise specified in any prospectus supplement, certain legal matters related to Connecticut law may be passed upon for us by Day Pitney LLP. In addition, the validity of the securities offered by this prospectus may also be passed upon for us by My Chi To, Executive Vice President and Chief Legal Officer of Voya Financial, or another Voya Financial attorney. Ms. To is regularly employed by Voya Financial, participates in various Voya Financial employee benefit plans under which she may receive shares of common stock and currently beneficially owns less than one percent of the outstanding shares of common stock of Voya Financial.

EXPERTS

The consolidated financial statements of Voya Financial, Inc. included in Voya Financial, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2021 (including schedules appearing therein) and the effectiveness of Voya Financial, Inc.’s internal control over financial reporting as of December 31, 2021, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

$

Voya Financial, Inc.

% Senior Notes due 20

Guaranteed by

Voya Holdings Inc.

Prospectus Supplement

   , 2024

Joint Book-Running Managers

Goldman Sachs & Co. LLC	BofA Securities	J.P. Morgan	Morgan Stanley